                                              Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333-53638

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 23, 2001

                                  $100,000,000
                              IRT PROPERTY COMPANY
                               Medium-Term Notes
                   Due Nine Months or More From Date of Issue
 Unconditionally Guaranteed by IRT Partners, L.P., IRT Capital Corporation II,
                  IRT Management Company and IRT Alabama, Inc.
                               ------------------
     We plan to offer and sell up to $100 million of medium term notes from time to time in one or more offerings. We may offer the notes with various terms, including, but not limited to, the following terms:

     - The ranking of the notes among our other unsecured debt as senior indebtedness. The notes will be guaranteed irrevocably and unconditionally by various of our subsidiaries that guarantee our other senior indebtedness.

     - The stated maturity date or dates of the notes, which will be 9 months or more from the date of issuance.

     - The interest rate, if any, which may be fixed or floating, and the means of calculating the interest rate, which may be based upon one or more indices.

     - Issuance at a premium or discount to par.

     - The notes generally will be payable in U.S. dollars, but interest and principal may be paid in foreign currencies.

     - The frequency and the dates on which interest payments will be made.

     - Whether the notes will be in book-entry or certificated form.

     - The terms of any redemption and/or repayment provisions.

     - The minimum denominations of the notes, which may be $1,000 or any other amount.

     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-4.

                                                  AGENT'S DISCOUNTS
                         PRICE TO PUBLIC           AND COMMISSIONS               PROCEEDS TO US
                         ---------------       ------------------------          --------------
Per Note (1).......            100%                 0.125%-0.750%               99.875%-99.9925%
Total (2)..........        $100,000,000           $125,000-$750,000          $99,875,000-$99,250,000

---------------
(1) We may issue notes at a discount or a premium to the applicable principal amount. If we do, the public offering price and the proceeds to us will be set forth in the applicable pricing supplement.
(2) Or the equivalent of the stated dollar amounts in one or more foreign currencies.
--------------------------------------------------------------------------------

     We may sell the notes to the following agents and or through one or more other agents for resale at varying or fixed offering prices, or through one or more agents using their reasonable efforts on our behalf. We may also sell the notes without the assistance of any agent.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

CREDIT SUISSE FIRST BOSTON
                                                       WACHOVIA SECURITIES, INC.
           The date of this prospectus supplement is March 23, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
About This Prospectus Supplement............................   S-2
Risk Factors................................................   S-3
Description of the Notes and Guarantees.....................   S-6
Special Provisions Relating to Foreign Currency Notes.......  S-29
Certain United States Federal Income Tax Consequences.......  S-32
Notice to Canadian Residents................................  S-41
Plan of Distribution........................................  S-42
Legal Matters...............................................  S-43
                            PROSPECTUS
Important Information About This Prospectus.................     1
How to Obtain Additional Information........................     1
This Prospectus Incorporates Information by Reference to
  Other Documents...........................................     2
This Prospectus Contains Forward-Looking Statements.........     2
Our Company.................................................     3
Use of Proceeds.............................................     4
Consolidated Ratios of Earnings to Fixed Charges and
  Preferred Stock Dividends.................................     4
Description of Common Stock.................................     4
Description of Preferred Stock..............................     9
Description of Depository Shares............................    12
Description of Debt Securities..............................    16
Description of Warrants.....................................    30
Certain Federal Income Tax Considerations Applicable to
  REITs.....................................................    31
Plan of Distribution........................................    44
Legal Opinions..............................................    44
Experts.....................................................    45

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Under this process, we may sell up to a total of $100 million of notes in one or more offerings using this prospectus supplement and the accompanying prospectus, as well as a pricing supplement. This prospectus supplement provides you with a general description of the notes we may offer. Each time we sell the notes, we will provide a pricing supplement that will contain specific information about the terms of that offering and the notes offered by us in that offering. The pricing supplement may also add, update or change information in this prospectus supplement and the related prospectus. You should carefully read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any pricing supplement, together with the additional information described under the heading "How to Obtain Additional Information."

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of its date.

     References in this prospectus supplement to "IRT," "our Company," "we," "us" or "our" are to IRT Property Company and its subsidiaries, unless the context should indicate otherwise. References in this prospectus supplement to "notes" or "the notes" are to the medium-term notes generally.

                                  RISK FACTORS

     Your investment in the notes involves risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the following risks and those incorporated by reference from our annual report on Form 10-K before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of the notes, including interest rate, currency or other indices or formulas.

NOTES INDEXED TO INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS MAY HAVE RISKS NOT ASSOCIATED WITH A CONVENTIONAL DEBT SECURITY

     If you invest in notes indexed, either directly or inversely, as to principal, premium, if any, and/or interest, to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include, without limitation, fluctuations of the particular indices or formulas, the possibility that no interest will be payable under the notes or will be payable at a rate lower than the rate of a conventional fixed rate or floating rate debt security or the possibility that the repayment of any principal or premium may occur at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, certain indices and formulas have been volatile, and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

OUR REDEMPTION OF THE NOTES MAY ADVERSELY AFFECT YOUR RETURN

     If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the rate on the notes being redeemed.

THE TRADING MARKET FOR THE NOTES MAY BE LIMITED, AND MANY FACTORS WILL AFFECT THE TRADING AND MARKET VALUES OF THE NOTES

     Upon issuance, the notes will not have an established trading market and will not be listed on Nasdaq or any securities exchange. We cannot assure you a trading market for the notes will develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and then trading value of, the notes. These factors include:

     - the complexity and volatility of the index or formula applicable to the notes;

     - the method of calculating the principal, premium and interest in respect of the notes;

     - the time remaining to the maturity of the notes;

     - the outstanding amount of notes generally;

     - any redemption features of the notes;

     - the amount of other debt securities linked to the index or formula applicable to the notes; and

     - the level, direction and volatility of market interest rates generally.

     There may be a limited number of buyers when you decide to sell the notes. This may affect the price you receive for the notes or your ability to sell the notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than other notes. You should not purchase notes unless you understand and know you can bear all of the investment risks involving the notes.

RANKING OF SECURITIES

     All of the notes offered hereby will be our obligations. The payment of interest on and the principal of the notes will be guaranteed on a senior basis by IRT Partners, L.P., IRT Capital Corporation II, IRT Management Company, IRT Alabama, Inc. and any other future subsidiaries that guarantee our senior bank debt and our other senior indebtedness.

     A significant portion of our operations is conducted through our subsidiaries, especially IRT Partners, L.P. Accordingly, our cash flow and our ability to service our debt, including the notes, will depend partially upon the earnings of our subsidiaries, and the distribution of those earnings to us, or upon loans or other payments of funds made to us by our subsidiaries. In addition, debt or other agreements of our subsidiaries may impose restrictions that affect, among other things, the ability of our subsidiaries to pay dividends or make other distributions or loans to us.

     Likewise, a significant portion of our consolidated assets are owned by our subsidiaries, effectively subordinating our payment of interest and principal in respect of the notes to all existing and future liabilities, including indebtedness of our subsidiaries. However, all of our significant subsidiaries, including IRT Partners, will guarantee our senior notes and other senior indebtedness on a senior basis. Various properties held by us and our subsidiaries secure our indebtedness other than our notes. Our subsidiaries' secured indebtedness reduces the amount of borrowings we can incur under our bank credit facilities. Therefore, our rights and the rights of our creditors, including the holders of notes, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinated to any security interests in or mortgages or other liens on the assets of the subsidiary and would be subordinated to any indebtedness of the subsidiary to that held by us or to the guarantees, if any, by the subsidiary of our debt.

FOREIGN CURRENCY NOTES ARE SUBJECT TO EXCHANGE RATE AND EXCHANGE CONTROL RISKS

     If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, known as foreign currency notes, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. These risks include, without limitation, the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the imposition or modification of exchange controls by the applicable governments or monetary authorities. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on the foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the applicable payment currency would result in a decrease in the U.S. dollar equivalent yield of the related foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of the foreign currency notes.

     Governmental exchange controls could affect exchange rates and the availability of the payment currency for foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that the applicable payment currency will not be available on a required payment date for circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of the foreign currency notes in U.S. dollars.

OUR CREDIT RATINGS MAY NOT REFLECT ALL OF THE RISKS OF AN INVESTMENT IN THE
NOTES

     The credit ratings of our note program may not reflect all risks related to the structure and other factors on any trading market for, or trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. Our debt ratings, and our ability to pay interest and principal on the notes, could be adversely affected if we incur too much debt.

                    DESCRIPTION OF THE NOTES AND GUARANTEES

     We will issue the notes as a series of debt securities under a senior indenture, dated as of September 9, 1998, as amended or supplemented from time to time. SunTrust Bank, Atlanta, Georgia is the trustee under our indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of certain terms and provisions of the notes, which represent a new series of senior indebtedness, and are referred to in the accompanying prospectus as the "debt securities," supplements and replaces, where inconsistent, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following summary of certain provisions of the notes, the related guarantees and the senior indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, the guarantees and the senior indenture. We urge you to read the senior indenture because it, and not these descriptions, defines the rights of a holder of our notes. This description will apply to the notes unless we specify otherwise in the applicable pricing supplement. We will describe the particular terms of the notes and any related guarantees offered by this prospectus supplement and each pricing supplement within those supplements.

GENERAL

     All of our debt securities, including the notes, that we have issued or will issue under the senior indenture will be our direct, unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated senior indebtedness outstanding from time to time. The senior indenture provides that debt securities may be issued thereunder from time to time in one or more series and does not limit the aggregate amount of debt securities that we may issue except as may be otherwise provided with respect to any particular series of debt securities. The notes constitute a series of debt securities, unlimited as to aggregate principal amount.

     The notes are currently limited to the $100 million aggregate initial offering price, or the equivalent thereof in one or more foreign currencies. However, the $100 million aggregate initial offering price of notes offered hereby may be reduced by our sale of other securities referred to in the accompanying prospectus. Notes that bear interest will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue discount notes, indexed notes and amortizing notes, as specified in the applicable pricing supplement.

     The notes will be offered on a continuing basis and each note will have a stated maturity date that is at least nine months from the date of issue, as selected by the purchaser and agreed to by us and as specified in the applicable pricing supplement.

     IRT Partners, L.P., IRT Capital Corporation II, IRT Management Company and IRT Alabama, Inc. will unconditionally guarantee the payment when due of the principal of and premium, if any, and interest, if any, on the notes. See "Description of Debt Securities -- Guarantees" in the accompanying prospectus.

     Pricing Supplement. The pricing supplement relating to a note will describe the following terms:

     - the specified currency;

     - whether the note is a fixed rate note, a floating rate note, an indexed note, a dual currency note, a renewable note, an extendable note or an amortizing note;

     - the issue price;

     - the original issue date;

     - the stated maturity date;

     - for a fixed rate note, the rate per annum at which it will bear interest, if any, and the date on which interest will be payable if other than March 15 and September 15;

     - for a floating rate note, the base rate, the initial interest rate, the interest reset period, the interest payment dates, the index maturity, the designated currency, if any, the maximum interest rate if any, the minimum interest rate, if any, the spread and/or spread multiplier, if any, and any other terms relating to the particular method of calculating the interest rate of the note;

     - whether the note is an original issue discount note;

     - for an indexed note, the manner in which interest payments and the principal amount payable at maturity will be determined;

     - if such note is an amortizing note, an amortization schedule;

     - whether the notes may be redeemed at our option, or repaid at the holder's option prior to the stated maturity date as described further under "Optional Redemption" below, and if so, the terms of the redemption or repayment;

     - for notes issued in currencies that may be replaced by the euro, redenomination provisions, if any;

     - whether the notes are a reopening of notes previously issued; and

     - any other terms that do not conflict with the provisions of the senior indenture.

     Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of the notes will be made in, U.S. dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of the notes may be made in, one or more foreign currencies. The currency in which a note is denominated is referred to as the "specified currency" with respect to the particular note. If the specified currency is no longer legal tender for the payment of public and private debts in the country that issued such currency, the applicable currency will be that currency which is then legal tender in the related country. In the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended, the applicable currency will be the legal tender of the adopting member state of the European Union. If notes are denominated in a foreign currency which may be replaced by the Euro, we may include provisions in the pricing supplement allowing for the redenomination of the notes from the original currency to the Euro. See "Special Provisions Relating to Foreign Currency Notes -- Payment of Principal, Premium, if any, and Interest, if any."

     The minimum denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the minimum denominations of each foreign currency note will be specified in the applicable pricing supplement. You will be required to pay for the notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. If we use an agent in the sale of the foreign currency notes, the agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency so that you may pay for your foreign currency note, provided that you make a request to that agent on or prior to the date determined by that agent. Each conversion will be made by the agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See "Special Provisions Relating to Foreign Currency Notes."

     Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of the notes offered from time to time, but no change of terms will affect any note that we have previously issued or as to which we have accepted an offer to purchase.

     Each note will be issued in fully registered book-entry form or physical certificated form, unless otherwise specified in the applicable pricing supplement. Book-entry form notes that are denominated in U.S. dollars will be represented by a global note, referred to as a "global security," registered in the name of Cede & Co., or in the name of another nominee of The Depository Trust Company
(DTC). A single global security will represent all notes issued on the same day and having the same terms, including, without limitation, the same interest payment dates, rate of interest, maturity and redemption or repayment provisions, if any. A beneficial interest in a global security will be shown on, and transfers of the beneficial interest will be effected only through records maintained by DTC with respect to the interests of participants, and by DTC participants with respect to interests of persons other than participants. Payment of principal, premium, if any, and/or interest on the notes represented by a global security will be made through SunTrust Bank to the depository described below or otherwise named in the applicable prospectus supplement.

     In the case of certificated notes, we will make payments of principal of, and premium, if any, on, the maturity date in immediately available funds upon presentation and surrender thereof, and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the office or agency maintained by us for this purpose in the Borough of Manhattan, New York City, currently the corporate trust office of the trustee located at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005. We will make payments of interest, if any, on the maturity date of a certificated note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. We will make payments of interest, if any, on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the security register. Notwithstanding the foregoing, we will make payments of interest, if any, on any interest payment date other than the maturity date to each registered holder of $10,000,000 (or, if the specified currency is other than U.S. dollars, the equivalent thereof in the particular specified currency) or more in aggregate principal amount of certificated notes, whether having identical or different terms and provisions, by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular interest payment date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder. For special payment terms applicable to foreign currency notes, see "Special Provisions Relating to Foreign Currency
Notes -- Payment of Principal, Premium, if any, and Interest, if any."

     The term "business day" means:

          (1) with respect to any note, any date that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in New York City or any other place where the principal and interest on the notes is payable;

          (2) with respect to LIBOR notes (as defined elsewhere in this prospectus supplement) only, any such date on which dealings in deposits in U.S. dollars are transacted in the London interbank market; and

          (3) if the note is denominated in a specified currency other than U.S. dollars, including LIBOR notes:

             (a) a day on which banking institutions are not authorized or required by law or regulation to close in the principal financial center of the country issuing the specified currency; and

             (b) a day on which banking institutions in such financial center are carrying out transactions in such specified currency.

     The term "principal financial center" means, as applicable:

          (1) the capital city of the country issuing the specified currency; or

          (2) the capital city of the country to which the LIBOR currency relates; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be New York City, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Lisbon, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

     The defeasance and covenant defeasance provisions contained in the senior indenture will apply to the notes.

GUARANTEES BY OUR SUBSIDIARIES

     Pursuant to our Supplemental Indenture No. 2, dated November 1, 1999, to our senior indenture, IRT Partners, L.P., IRT Capital Corporation II, IRT Management Company and IRT Alabama, Inc. are guarantors of our obligations under our senior debt securities that we have issued or will issue, including the notes. IRT Partners, L.P., IRT Capital Corporation II, IRT Management Company and IRT Alabama, Inc., therefore, currently represent all of those persons who guarantee any of our commercial bank senior indebtedness and public senior indebtedness. As other supplemental guarantors, if any, are added in the future to guarantee our senior indebtedness, we will execute supplemental indentures to reflect the additional entities as guarantors for senior debt, including the notes.

REDEMPTION AT OUR OPTION; NO SINKING FUND

     If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date. We may redeem the notes in whole, or from time to time in part in increments of $1,000, or any other integral multiple of an authorized denomination specified in the applicable pricing supplement, provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto, at the applicable redemption price, together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption.

     The term "redemption price", with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "-- Discount Notes."

     The notes will not be subject to, or entitled to the benefit of, any sinking fund.

REPAYMENT AT THE NOTEHOLDER'S OPTION

     If one or more optional repayment dates are specified in the applicable pricing supplement, we may be required to repay those notes prior to their stated maturity date on any optional repayment date. Payment may be made in whole, or from time to time in part in increments of $1,000, or any other integral multiple of an authorized denomination specified in the applicable pricing supplement, provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto, at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder's exercise of the repayment option will be irrevocable. For a discussion of the repayment of discount notes, see "-- Discount Notes."

     For any note to be repaid, the trustee must receive, at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and:

     - in the case of a certificated note, the form entitled "Option to Elect Repayment" duly completed; or

     - in the case of a global security, repayment instructions from the applicable beneficial owner to the depository and forwarded by the depository.

     Only the depository may exercise the repayment option in respect of global securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee. In order to ensure that these instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner's interest in the global security representing the related book-entry notes, on the depository's records, to the trustee. See "-- Book-Entry Notes."

     If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

     We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us in this manner may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

INTEREST

     Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be. Each of these periods of time are referred to as "interest periods."

     Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The "record date" shall be the 15th calendar day, whether or not a business day, immediately preceding the related interest payment date.

FIXED RATE NOTES

     Interest on fixed rate notes will be payable on March 15 and September 15 of each year or on any other date(s) specified in the applicable pricing supplement, which are referred to as "interest payment dates," and on the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

FLOATING RATE NOTES

     Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may, as described below, include:

     - the CD Rate;

     - the CMT Rate;

     - the Commercial Paper Rate;

     - the Eleventh District Cost of Funds Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Prime Rate;

     - the Treasury Rate; or

     - any other interest rate basis or interest rate formula as may be specified in the applicable pricing supplement.

     Each of these rates is discussed in greater detail below.

     The applicable pricing supplement will specify the terms of floating rate notes, including:

     - whether the floating rate note is:

      -- a "regular floating rate note";

      -- a "floating rate/fixed rate note"; or

      -- an "inverse floating rate note";

     - the fixed rate commencement date, if applicable;

     - the fixed interest rate, if applicable;

     - the interest rate basis or bases;

     - the initial interest rate, if any;

     - the interest reset dates;

     - the interest payment dates;

     - the index maturity;

     - the maximum interest rate and/or minimum interest rate, if any;

     - the spread and/or spread multiplier; or

     - if one or more of the applicable interest rate bases is LIBOR, the LIBOR Currency and LIBOR Page.

     The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

     - if that day is an interest reset date, the rate determined as of the interest determination date immediately preceding that interest reset date, or

     - if that day is not an interest reset date, the rate determined as of the interest determination date immediately preceding the most recent interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

     The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or bases will be calculated.

  Regular Floating Rate Notes

     Unless a floating rate note is designated as a floating rate/fixed rate note or an inverse floating rate note, or as having an addendum attached or having other or additional provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be a "regular floating rate note" and will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

     - plus or minus the applicable spread, if any; and/or

     - multiplied by the applicable spread multiplier, if any.

     Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

  Floating Rate/Fixed Rate Notes

     If a floating rate note is designated as a "floating rate/fixed rate note," the particular floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

     - plus or minus the applicable spread, if any; and/or

     - multiplied by the applicable spread multiplier, if any.

     Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date; provided, however, that:

     - the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; and

     - the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

  Inverse Floating Rate Notes

     If a floating rate note is designated as an "inverse floating rate note," the particular floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases:

          (1) plus or minus the applicable spread, if any; and/or

          (2) multiplied by the applicable spread multiplier, if any;

provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

  Interest Reset Dates

     The applicable pricing supplement will specify the dates on which the rate of interest on a floating rate note will be reset, which are referred to as "interest reset dates," and the period between interest reset dates will be the "interest reset period." The interest reset dates will be, in the case of floating rate notes that reset:

     - daily -- each business day;

     - weekly -- Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below under "-- Interest Determination Dates";

     - monthly -- the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

     - quarterly -- the third Wednesday of March, June, September and December of each year;

     - semiannually -- the third Wednesday of the two months specified in the applicable pricing supplement; and

     - annually -- the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that, with respect to floating rate/fixed rate notes, the rate of interest thereon will not reset after the particular fixed rate commencement date.

     If any interest reset date for any floating rate note would otherwise be a day that is not a business day, the particular interest reset date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding business day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding business day.

  Interest Determination Dates

     The interest rate applicable to an interest reset period commencing on the related interest reset date will be determined by reference to the applicable interest rate basis as of the particular "interest determination date," which will be:

     - with respect to the Federal Funds Rate and the Prime Rate -- the business day immediately preceding the related interest reset date;

     - with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate -- the second business day preceding the related interest reset date;

     - with respect to the Eleventh District Cost of Funds Rate -- the last working day of the month immediately preceding the related interest reset date on which the Federal Home Loan Bank of San Francisco publishes the index;

     - with respect to LIBOR -- the second London Banking Day preceding the related interest reset date; and

     - with respect to the Treasury Rate -- the day in the week in which the related interest reset date falls on which day Treasury Bills are normally auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related interest reset date, the interest determination date will be the preceding Friday. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday.

     The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest reset basis is determinable.

  Calculation Dates

     Unless otherwise specified in the applicable pricing supplement, SunTrust Bank will be the "calculation agent." The interest rate applicable to each interest reset period will be determined by the calculation agent on or prior to the calculation date, except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular interest determination date. Upon request of the registered holder of a floating rate note, the calculation agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding interest reset date with respect to the particular floating rate note. The "calculation date," if applicable, pertaining to any interest determination date will be the earlier of:

     - the tenth calendar day after the particular interest determination date or, if such day is not a business day, the next succeeding business day; or

     - the business day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

  Maximum and Minimum Interest Rates

     A floating rate note may also have either or both of the following:

     - a maximum numerical limitation, or ceiling, on the interest rate that may accrue during any interest reset period, referred to as the "maximum interest rate;" and

     - a minimum numerical limitation, or floor, on the interest rate that may accrue during any interest reset period, referred to as the "minimum interest rate."

     In addition to any maximum interest rate that may apply to a floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Interest Payments

     The applicable pricing supplement will specify the interest payment dates on which interest on floating rate notes is payable. The interest payment dates will be, in the case of floating rate notes which reset:

     - daily, weekly or monthly -- the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

     - quarterly -- the third Wednesday of March, June, September and December of each year;

     - semiannually -- the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

     - annually -- the third Wednesday of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an interest payment date.

     If any interest payment date other than the maturity date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

     All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit, with one-half cent or unit being rounded upwards.

     With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular interest period and will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is the applicable interest rate basis, or by the actual number of days in the year, in the case of floating rate notes as to which the CMT Rate or the Treasury Rate is the applicable interest rate basis. The interest factor for floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

     The calculation agent shall determine the rate derived from each interest rate basis in accordance with the following provisions.

     CD Rate.  "CD Rate" means:

          (1) the rate on the particular interest determination date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "CDs (secondary market)"; or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable U.S. dollar certificates of deposit of the particular index maturity as published in
     H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include the agents or their affiliates) selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular index maturity in an amount that is representative for a single transaction in that market at that time; or

          (4) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

     "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.

     CMT Rate.  "CMT Rate" means:

          (1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

             (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7051 or any other page as may replace the specified page on that service, for the particular interest determination date; or

             (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities;" or

             (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular interest determination date for the period of the particular index maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519); or

             (d) if the rate referred to in clause (c) is not so published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in New York City, which may include the agents or their affiliates, individually known as a reference dealer, selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation, or, in the event of equality, one of the highest, and
        (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

             (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

             (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

             (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

             (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

          (2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

             (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7052 or any other page as may replace the specified page on that service, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls; or

             (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

             (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls; or

             (d) if the rate referred to in clause (c) is not so published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation, or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

             (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

             (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

             (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated; or

             (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

     If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

     Commercial Paper Rate.  "Commercial Paper Rate" means:

          (1) the Money Market Yield on the particular interest determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper -- Nonfinancial"; or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in New York City, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the particular index maturity placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; or

          (4) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.

     "Money Market Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

                                DX360
     Money Market Yield = ---------------- X 100
                             360 - (DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

     Eleventh District Cost of Funds Rate. "Eleventh District Cost of Funds Rate" means:

          (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc., or any successor service, on page 7058 or any other page as may replace the specified page on that service, as of 11:00 A.M., San Francisco, California time, on that interest determination date; or

          (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, which is referred to below as the "index"; or

          (3) if the Federal Home Loan Bank of San Francisco fails to announce the index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

     Federal Funds Rate.  "Federal Funds Rate" means:

          (1) the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the specified page on that service; or

          (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in
     H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City, which may include the agents or their affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that interest determination date; or

          (4) if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

     LIBOR.  "LIBOR" means:

          (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the index maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date; or

          (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular index maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date; or

          (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular index maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

          (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that principal financial center selected by the calculation agent for loans in the LIBOR Currency to leading European banks having the particular index maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

          (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

     "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars. LIBOR Page" means either:

     - if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

     - or if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace such page on such service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

     Prime Rate.  "Prime Rate" means:

          (1) the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan"; or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date; or

          (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in New York City selected by the calculation agent; or

          (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

     "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     Treasury Rate.  "Treasury Rate" means:

          (1) the rate from the auction held on the Treasury Rate interest determination date, referred to as the "auction," of direct obligations of the United States having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on Telerate page 56 or any other page as may replace that page on that service, or Telerate page 57, or any other page as may replace that page on that service; or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

          (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the auction described above is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

          (7) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

     "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

                                     DXN
     Bond Equivalent Yield = -------------------- X 100
                                 360 - (DXM)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

OTHER/ADDITIONAL PROVISIONS; ADDENDA

     Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, as specified in the applicable pricing supplement.

DISCOUNT NOTES

     We may from time to time offer discount notes that have an issue price, as specified in the applicable pricing supplement, that is less than 100% of the principal amount, or "par," thereof by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and par is referred to as the "discount." In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

          (1) the issue price, increased by any accruals of discount, and, in the event of any redemption of the applicable discount note, if applicable, multiplied by the initial redemption percentage, as adjusted by the annual redemption percentage reduction, if applicable; and

          (2) any unpaid interest accrued on the discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

     For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period, corresponds to the shortest period between interest payment dates for the applicable discount note, with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note, known as the "initial period," is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the
Code), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

REMARKETED NOTES

     We may offer notes that are "remarketed notes." Remarketed notes will bear interest at a specified initial interest rate, and thereafter will bear interest at rates set for each interest period by a remarketing agent selected by us, pursuant to a contract between us and the remarketing agent. The pricing supplement for any remarketed notes will contain the name of the remarketing agent and further information regarding the terms of the remarketed notes.

INDEXED NOTES

     We may from time to time offer indexed notes with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities to one or more equity or debt securities or the price or yield of such securities, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, including any statistical measure of economic or financial activity, changes in prices or values, or performance, or any other item, index or any combination thereof. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes, depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See "Risk Factors."

AMORTIZING NOTES

     We may from time to time offer amortizing notes with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve

30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.

BOOK-ENTRY NOTES

     We have established a depositary arrangement with DTC with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

     Upon issuance, all book-entry notes of like tenor and terms up to $100 million aggregate principal amount will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred except as a whole by a nominee of the depository to the depository or to another nominee of the depository, or by the depository or another nominee of the depository to a successor of the depository or a nominee of a successor to the depository.

     So long as the depository or its nominee is the registered holder of a global security, the depository or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the senior indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the senior indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depository and, if that beneficial owner is not a participant, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under the senior indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

     Each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

     - the depository notifies us that it is unwilling or unable to continue as the depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934 and, in any such case we fail to appoint a successor to the depository within 60 calendar days;

     - we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

     - an event of default has occurred and is continuing with respect to the notes under the senior indenture.

Upon any such exchange, the certificated notes will be registered in the names of the beneficial owners of the global security or securities representing book-entry notes, which names shall be provided by the depository's relevant participants to the trustee.

     The depository will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co., the depository's nominee. One fully registered global security will be issued for each series of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue of a series exceeds $100 million, which is not currently possible due to limitations on the aggregate principal amount of the notes, one global security will be issued with respect to each $100 million of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

     The depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depository's system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as "indirect participants." The rules applicable to the depository and its participants are on file with the SEC.

     Purchases of book-entry notes under the depository's system must be made by or through direct participants, which will receive a credit for the book-entry notes on the depository's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security, referred to as a "beneficial owner," is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for the book-entry notes is discontinued.

     All global securities representing book-entry notes which are deposited with, or on behalf of, the depository are registered in the name of the depository's nominee, Cede & Co. to facilitate subsequent transfers, The deposit of global securities with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the global securities representing the book-entry notes. The depository's records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the depository nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the depository mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the applicable record date, identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes will be made in immediately available funds to the depository. The depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depository's records unless the depository has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depository, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of the depository, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

     If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes of like tenor and terms are being redeemed, the depository's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     A beneficial owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its participant, to the trustee, and shall effect delivery of such book-entry notes by causing the direct participant to transfer the participant's interest in the global security or securities representing such book-entry notes, on the depository's records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by direct participants on the depository's records.

     The depository may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, certificated notes will be printed, authenticated and delivered.

     The information in this section concerning the depository and the depository's system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

COVENANTS OF SENIOR NOTES

     Limitations on Incurrence of Debt. We will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our Subsidiaries outstanding Debt on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) our and our Subsidiaries Total Assets (as defined below) as of the end of the calendar quarter covered our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

     In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt secured by any Encumbrance (as defined below) upon any of our or any Subsidiary's property if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our Subsidiaries' outstanding Debt on a consolidated basis which is secured by any Encumbrance on property of ours or any Subsidiary is greater than 40% of the sum of (without duplication) (i) our and our Subsidiaries' Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case my be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with SunTrust Bank) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

     We and our Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of our and our Subsidiaries' Unsecured Debt on a consolidated basis.

     In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by us and our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by us and our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     As used herein, and in the Indenture:

          "Acquired Debt" means Debt of a person (i) existing at the time such person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

          "Annual Service Charge," for any period, means the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of, Debt of ours and our Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

          "Capital Stock" means, with respect to any person, any capital stock (including preferred stock), shares, interest, participations or other ownership interest (however designated) of such person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

          "Consolidated Income Available for Debt Service," for any period, means Earnings from Operations (as defined below) of us and our Subsidiaries plus amounts of which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on our and our Subsidiaries' Debt, (ii) provision for our and our Subsidiaries' taxes based on income, (iii) amortization of debt discount,
     (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principals in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

          "Debt" of us or any Subsidiary means any indebtedness of us or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by us or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of us or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by us or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person (other than us or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by us or any Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

          "Disqualified Stock" means, with respect to any person, any Capital Stock of person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise
     (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock), in each case on or prior to the stated maturity of the notes.

          "Earnings from Operations," for any period, means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, net as reflected in our and our Subsidiaries' financial statements for such period determined on a consolidated basis in accordance with GAAP.

          "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

          "Executive Group" means, collectively, those individuals holding our offices of Chairman, President, Chief Executive Officer and Chief Operating Officer.

          "Subsidiary" means (i) a corporation, partnership, joint venture, limited liability company or other person the majority of the shares, if any, of the nonvoting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by us and/or any other Subsidiary or Subsidiaries, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by us, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representatives, or such individuals' successors in office as our officers) and (ii) any person the accounts of which are consolidated with our accounts.

          "Total Assets," as of any date, means the sum of (i) the Undepreciated Real Estate Assets and (ii) all of our and our Subsidiaries' other assets determined in accordance with GAAP (but excluding accounts receivable and intangibles).

          "Total Unencumbered Assets" means the sum of (i) the Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and
     (ii) all of our and our Subsidiaries' other assets not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

          "Undepreciated Real Estate Assets," as of any date, means the cost (original cost plus capital improvements) of our and our Subsidiaries' real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means Debt which is not secured by any Encumbrance upon any of our or our Subsidiaries' properties.

     See "Description of Debt Securities -- Certain Covenants" in the accompanying Prospectus for a description of additional covenants applicable to us.

COVENANTS OF BANK SENIOR DEBT

     Our credit facility contains restrictive covenants customary for transactions of this type, including covenants restricting, among other things, our and our subsidiaries' ability to merge or consolidate, dispose of assets, incur indebtedness and guarantees, pay dividends, repurchase or redeem capital stock and indebtedness (including the notes), make certain investments or acquisitions, enter into transactions with affiliates or change the nature of our business. Our credit facility also contains several financial covenants including a maximum ratio of consolidated total liabilities to consolidated total asset value, a maximum ratio of consolidated total secured debt to consolidated total asset value, a minimum ratio of consolidated EBITDA to consolidated interest expense, a minimum ratio of consolidated unencumbered real estate assets to consolidated unsecured senior debt, a minimum ratio of consolidated unencumbered net operating income to consolidated unsecured interest expense and a minimum ratio of consolidated EBITDA to consolidated fixed charges.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial, legal and tax advisors with regard to these risks. See "Risk Factors."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY

     Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the specified currency. Any amounts so payable by us in the specified currency will be converted by the exchange rate agent named in the applicable pricing supplement into U.S. dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the specified currency.

     Any U.S. dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers, one of whom may be the exchange rate agent, selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on that payment date in the aggregate amount of the specified currency payable to all registered holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If three bid quotations are not available, payments will be made in the specified currency.

     Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the specified currency by submitting a written request to the trustee at its corporate trust office in New York City on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the trustee on or prior to a record date or at least fifteen calendar days prior to the maturity date, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

     Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than U.S. dollars, a beneficial owner of a global security which elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be, of its election. The applicable participant must notify the depository of its election on or prior to the third business day after the applicable record date or at least 12 calendar days prior to the maturity date, as the case may be, and the depository will notify the trustee of that election on or prior to the fifth business day after the applicable record date or at least ten calendar days prior to the maturity date, as the case may be. If complete instructions are received by the participant from the applicable beneficial owner and forwarded by the participant to the depository, and by the depository to the trustee, on or prior to such dates, then the applicable beneficial owner will receive payments in the specified currency.

     We will make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in U.S. dollars in the manner specified herein with respect to notes denominated in U.S. dollars. We will make payments of interest, if any, on foreign currency notes which are to be made in the specified currency on an interest payment date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the security register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes -- General." We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in the specified currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, New York City, in time for the trustee to make these payments in accordance with its normal procedures. See "Description of Notes -- General."

AVAILABILITY OF SPECIFIED CURRENCY

     If the specified currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these foreign currency notes by making payments in U.S. dollars on the basis of the market exchange rate, computed by the exchange rate agent, on the second business day prior to the particular payment or, if the market exchange rate is not then available, on the basis of the most recently available market exchange rate.

     The market exchange rate for a specified currency other than U.S. dollars means the noon dollar buying rate in New York City for cable transfers for the specified currency as certified for customs purposes, or, if not so certified, as otherwise determined, by the Federal Reserve Bank of New York.

     All determinations made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

JUDGMENTS

     Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a foreign currency note in the specified currency, and a judgment in the specified currency would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in U.S. dollars and converted by the applicable registered holder into the specified currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

     We will indemnify the registered holder of any note against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular note and that judgment or order requiring payment in a currency other than the specified currency, known as the judgment currency, and as a result of any variation between:

          (1) the rate of exchange at which the specified currency amount is converted into the judgment currency for the purpose of that judgment or order; and

          (2) the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the specified currency with the amount of the judgment currency actually received.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as part of a "straddle," "hedge," "conversion transaction" or "constructive sale" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted).

     Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for United State federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),
(iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

                                  U.S. HOLDERS

PAYMENTS OF INTEREST

     Payments of interest on a note, other than interest on an "original issue discount note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount"), generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

ORIGINAL ISSUE DISCOUNT

  General.

     The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("original issue discount notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") under the original issue discount provisions of the Code.

     For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such note). The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at certain specified types of variable rates (as discussed below under "Original Issue Discount -- Variable notes"). In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the portion of the stated interest that is greater than the lowest rate payable for all accrual periods over the term of the note would be treated as original issue discount rather than qualified stated interest.

     Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an original issue discount note having a maturity of more than one year from its issue date must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an original issue discount note is the sum of the daily portions of original issue discount with respect to such original issue discount note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such original issue discount note. The "daily portion" of original issue discount on any original issue discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the original issue discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

     The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the original issue discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an original issue discount note at the beginning of any accrual period is the sum of the issue price of the original issue discount note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the original issue discount note that were not qualified stated interest payments. The OID Regulations generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length other than a short final accrual period) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the original issue discount note (other than any payment of qualified stated interest) over the original issue discount note's adjusted issue price as of the beginning of the final accrual period. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Acquisition Premium

     A U.S. Holder who purchases an original issue discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the original issue discount note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the original issue discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such original issue discount note for any taxable year (or portion thereof in which the U.S. Holder holds the original issue discount note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Variable Notes

     Under the OID Regulations, floating rate notes and indexed notes ("variable notes") are subject to special rules whereby a variable note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the variable note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the variable note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note or is not reasonably expected to significantly affect the yield on the variable note.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). In addition, a rate will not qualify as an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the value of the rate during the final half of the note's term.

     A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

     The OID Regulations also provide that if a variable note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a variable note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if the interest on such note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the note will constitute qualified stated interest and will be taxed accordingly. Thus, a variable note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations generally will not be treated as having been issued with original issue discount, unless the variable note is issued at a "true" discount (i.e., at a price below the note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a variable note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other variable note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the variable note. The OID Regulations generally require that such a variable note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the variable note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the variable note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the variable note is converted into a fixed rate that reflects the yield that is reasonably expected for the variable note. In the case of a variable note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable note as of the variable note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the variable note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the variable note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument, and a U.S. Holder of the variable note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the variable note during the accrual period.

     If a variable note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the variable note would be treated as a contingent payment debt obligation. In general, the regulations concerning the proper United States federal income tax treatment of contingent payment debt instruments (the "CPDI Regulations") require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States federal income tax treatment of variable notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

  Optional Redemption

     Certain of the notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). For purposes of accruing original issue discount, a call option will be presumed to be exercised if, by utilizing any date on which the note may be redeemed or repaid as its maturity date and the amount payable on that date in accordance with the terms of the note (the "redemption price") as its stated redemption price at maturity, the yield on the note is (i) in the case of a call option exercisable by the Company, lower than its yield to maturity, or, (ii) in the case of a put option exercisable by a holder, is greater than its yield to maturity. If such option is not in fact exercised when presumed to be, solely for the purposes of accruing original issue discount, the note will be treated as if it were redeemed, and a new note issued, on the presumed exercise date for an amount equal to its adjusted issue price on that date. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

  Election to Treat All Interests as Original Issue Discount

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election applies only to the note for which it is made and cannot be revoked without the consent of the U.S. Internal Revenue Service ("IRS"). A U.S. Holder considering this election should consult its own tax advisor.

SHORT-TERM NOTES

     Notes that have a fixed maturity of one year or less ("short-term notes") will be treated as having been issued with acquisition discount if the stated redemption price at maturity exceeds the U.S. Holder's basis in the short-term note. A short-term note may also have interest payable. In general, an individual or other cash method U.S. Holder is not required to accrue such acquisition discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders such as dealers in securities, are required to accrue acquisition discount on a short-term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

MARKET DISCOUNT

     If a U.S. Holder purchases a note at original issue, other than an original issue discount note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an original issue discount note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. The U.S. Holder may take a current deduction for that portion of its interest expense paid or incurred to carry the market discount obligation that does not exceed the amount of stated interest or original issue discount on the market discount obligation. The U.S. Holder may also deduct that portion of its interest expense that exceeds the allocable portion of market discount for the same accrual period. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

PREMIUM

     If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest (including original issue discount) otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

DISPOSITION OF A NOTE

     Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note is held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

NOTES DENOMINATED OR ON WHICH INTEREST IS PAYABLE IN A FOREIGN CURRENCY

     As used herein, "foreign currency" means a currency other than U.S.
dollars.

  Payments of Interest in a foreign currency -- Cash Method

     A U.S. Holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest on a note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such foreign currency. No exchange gain or loss is recognized with respect to the receipt of such payment.

  Payments of Interest in a foreign currency -- Accrual Method

     A U.S. Holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

  Purchase, Sale and Retirement of notes.

     A U.S. Holder who purchases a note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the note, determined on the date of purchase.

     Except as discussed above with respect to short-term notes, upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives foreign currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the note is disposed of (or deemed disposed of as a result of a material change in the terms of the note). In the case of a note that is denominated in foreign currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the note.

ORIGINAL ISSUE DISCOUNT

     In the case of an original issue discount note or short-term note, (i) original issue discount is determined in units of the foreign currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency -- Accrual Method" above and (iii) the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

PREMIUM AND MARKET DISCOUNT

     In the case of a note with market discount, (i) market discount is determined in units of the foreign currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in "Payments of Interest in a Foreign Currency -- Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

     With respect to a note acquired with amortizable bond premium, such premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

EXCHANGE OF FOREIGN CURRENCIES

     A U.S. Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

                                NON-U.S. HOLDERS

     Subject to the discussion below under "Backup Withholding," a non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Code) in us, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the withholding agent of any change in the information on the statement within 30 days of any change. If the preferred securities are held through a securities clearing organization or certain other financial institutions that are not qualified intermediaries, the organization or institution may provide a signed statement to the withholding agent along with a copy of Internal Revenue Service Form W-8BEN or the substitute form provided by the Non-U.S. Holder. If the financial institution is a qualified intermediary, it generally will not be required to furnish a copy of the IRS W-8BEN. A qualified intermediary is a financial institution that has entered into a withholding agreement with the IRS. If the preferred securities are held through a foreign partnership, a foreign simple trust or a foreign grantor trust, the foreign partnership or foreign trust must provide a signed statement to the withholding agent along with a copy of the IRS Form W-8BEN.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater partner in us or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities and regulatory authorities in each province where trades of the notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     By purchasing the notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

     - the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

     - where required by law, that the purchaser is purchasing as principal and not as agent, and,

     - the purchaser has reviewed the text above under Resale Restrictions.

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive any contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENT

     A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that the purchase is required to file with the British Columbia Securities Commission Blanket Order BOR#95/17, a copy of which may be obtained from us. Only one report must be filed for the notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of the notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                              PLAN OF DISTRIBUTION

     We are offering the notes on a continuing basis for sale to or through Credit Suisse First Boston Corporation, Wachovia Securities, Inc. or one or more other agents. We also may appoint additional persons to serve as agents from time to time. The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree that an agent will utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale. In addition, we estimate our expenses incurred in connection with the offering and sale of the notes, excluding commissions and reimbursement of certain of the agents' expenses, total approximately $250,000.

     Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price, in the case of notes to be resold on a fixed offering price basis, the concession and the reallowance may be changed.

     We reserve the right to sell notes directly to investors and we may solicit and accept offers to purchase notes. No commissions will be paid on notes sold directly by us.

     We reserve the right to withdraw, cancel or modify our offer of the notes without notice and we may reject offers in whole or in part, whether the notes placed directly by us or through an agent. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

     Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the specified currency in New York City on the date of settlement. See "Description of Notes -- General."

     Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents, if any, may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

     In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, for example, by selling notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. The agents may also impose a penalty bid. This means that if a particular agent repurchases notes in the open market to reduce the agents' short position or to stabilize the price of notes, the agent may reclaim selling concessions from those agents who sold notes in that offering. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases. The agents are not required to engage in any of these activities and may end any of them at any time.

     Neither we nor any agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent make any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the agents may be required to make in respect thereof. We have also agreed to reimburse the agents for other specified expenses.

     In the ordinary course of its business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

     From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

                                 LEGAL MATTERS

     Alston & Bird LLP, Atlanta, Georgia, will pass on the validity of the notes for us. Milbank, Tweed, Hadley & McCloy LLP, New York, New York, will pass upon certain legal matters for the Agents. Milbank, Tweed, Hadley & McCloy LLP will rely upon the opinion of Alston & Bird LLP as to matters of Georgia law. The description of federal income tax consequences contained in this prospectus supplement is based upon the opinion of Alston & Bird LLP.

PROSPECTUS

                                  $300,000,000

                              IRT PROPERTY COMPANY

               Common Stock, Preferred Stock, Depositary Shares,
          Debt Securities, Guarantees of Debt Securities and Warrants

                         ------------------------------

     We may from time to time offer and sell, in one or more series or classes, up to a total of $300,000,000 of the following debt and equity securities:

- common stock                     - debt securities
- preferred stock                  - guarantees
- depositary shares                - warrants

     We may offer these securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering.

     Our common stock is listed on the New York Stock Exchange under the symbol "IRT."

                         ------------------------------

     YOU SHOULD REFER TO THE RISK FACTORS IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K INCORPORATED BY REFERENCE AND CAREFULLY CONSIDER THAT INFORMATION BEFORE BUYING OUR SECURITIES.

                         ------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                The date of this prospectus is January 23, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Important Information About this Prospectus.................     1
How to Obtain Additional Information........................     1
This Prospectus Incorporates Information by Reference to
  Other Documents...........................................     2
This Prospectus Contains Forward-Looking Statements.........     2
Our Company.................................................     3
Use of Proceeds.............................................     4
Consolidated Ratios of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............................     4
Description of Common Stock.................................     4
Description of Preferred Stock..............................     9
Description of Depositary Shares............................    12
Description of Debt Securities..............................    16
Description of Warrants.....................................    30
Certain Federal Income Tax Considerations Applicable to
  REITs.....................................................    31
Plan of Distribution........................................    44
Legal Opinions..............................................    44
Experts.....................................................    45

                  IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use the shelf registration statement to offer and sell up to a total of $300 million of our securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "How to Obtain Additional Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

     We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

     We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC's website at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC's public reference rooms at the following addresses:

    450 Fifth Street, N.W          Seven World Trade Center            Citicorp Center
          Room 1024                       13th Floor               500 West Madison Street
    Washington, D.C. 20549         New York, New York 10048               Suite 1400
                                                                   Chicago, Illinois 60661

     You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed on the New York Stock Exchange under the symbol "IRT." You may also inspect the reports and other information that we file with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information about us and about these securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement. The registration statement can be obtained from the SEC, as described above, or from us at the address provided below.

                    THIS PROSPECTUS INCORPORATES INFORMATION
                        BY REFERENCE TO OTHER DOCUMENTS

     The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We are incorporating by reference the following documents that we have previously filed with the SEC:

     - Our Annual Report to Shareholders filed on Form 10-K for the fiscal year ended December 31, 1999;

     - Our Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     - The description of our common stock contained in our Registration Statement on Form S-3, filed with the SEC on March 24, 1998 (SEC File No. 333-48571), including all amendments or reports filed by us for the purpose of updating that description; and

     - The description of the common stock purchase rights associated with each share of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 21, 1998 (SEC File No. 001-07859), including all amendments or reports filed by us for the purpose of updating that description.

     We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting Mr. W. Benjamin Jones III at the following address: IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, or by telephone at (770) 955-4406 or facsimile at (770) 988-8773.

              THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements which involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "assume," "believe," "estimate," "continue," or other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Our actual results may differ significantly from those expressed or implied in our forward-looking statements.

     Factors that might cause such differences include, but are not limited to:

     - changes in tax laws or regulations, especially those relating to real estate investment trusts and real estate in general;

     - the number, frequency and duration of vacancies that we experience;

     - our ability to solicit new tenants and to obtain lease renewals from existing tenants on terms that are favorable to us;

     - tenant bankruptcies and closings;

     - the general financial condition of, or possible mergers or acquisitions involving, our tenants;

     - competition;

     - changes in interest rates and national and local economic conditions;

     - possible environmental liabilities;

     - the availability, cost and terms of financing;

     - our ability to identify, acquire, construct or develop additional properties that result in the returns anticipated or sought; and

     - our ability to effectively integrate property or portfolio acquisitions.

     You should also carefully consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement. You should pay particular attention to those factors discussed in any supplement under the heading "Risk Factors." You should not rely on the information contained in any forward-looking statements, and you should not expect us to update any forward-looking statements.

                                  OUR COMPANY

IRT PROPERTY COMPANY

     We were founded in 1969 and became a Georgia corporation in 1979. We are a self-administered and self-managed real estate investment trust, or "REIT," that owns, operates, develops and redevelops neighborhood and community shopping centers located primarily in the southeastern United States. Our shopping centers are typically anchored by retailers that offer necessity items, such as supermarkets, drug stores and discount variety stores. We believe that our focus allows us to establish and maintain strong working relationships with major national and regional retailers.

     Since our inception, we have consistently elected to be treated as a REIT under the Internal Revenue Code during each tax year. To qualify as a REIT, we must satisfy various tests, including tests related to the source and amount of our income, the nature of our assets, and our stock ownership. You should carefully read the section entitled "Certain Federal Income Tax Considerations Applicable to REITs" for additional information regarding these tests.

     Unless the context indicates otherwise, the terms "we," "our" and "us" are used in this prospectus for purposes of convenience and are intended to refer to IRT Property Company and its subsidiaries. Our principal executive offices are located at IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, our telephone number is (770) 955-4406 and our facsimile number is (770) 988-8773.

IRT PARTNERS, L.P.

     We formed IRT Partners, L.P. in 1998 as a Georgia limited partnership. We serve as the general partner of IRT Partners and, together with our subsidiary IRT Management Company, we own approximately 93% of IRT Partners. The remaining 7% of IRT Partners is owned by unaffiliated limited partners. We formed IRT Partners to improve our acquisition opportunities. Through IRT Partners, we can offer potential sellers the ability to engage in tax-deferred sales in exchange for operating partnership units of IRT Partners, which are redeemable for shares of our common stock.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

     - acquiring, developing and maintaining properties;

     - reducing our outstanding debt by repaying maturing obligations;

     - redeeming or repurchasing our outstanding securities;

     - financing future acquisitions that we may from time to time consider; and

     - general working capital.

     Pending this use, we may temporarily invest the net proceeds or may use them to reduce short-term debt. We will disclose in the prospectus supplement any proposal to use the net proceeds from any offering of securities in connection with an acquisition.

           CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratio of earnings to fixed charges, including our consolidated subsidiaries, is computed by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before extraordinary items, income taxes and minority interest plus fixed charges, excluding capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of debt costs, discounts and issue costs, whether expensed or capitalized, and preferred stock dividends. The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

                                              YEARS ENDED DECEMBER 31,
                                          --------------------------------   NINE MONTHS ENDED
                                          1995   1996   1997   1998   1999   SEPTEMBER 30, 2000
                                          ----   ----   ----   ----   ----   ------------------
Ratio of Earnings to Fixed Charges......  1.86   1.91   2.63   2.31   2.33          2.36

                          DESCRIPTION OF COMMON STOCK

     The following summary of the terms of our common stock, including our amended and restated articles of incorporation and our by-laws, as amended, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of incorporation and by-laws which we have filed as exhibits to the registration statement which contains this prospectus. You should refer to, and read this summary together with, our articles of incorporation and by-laws to review all of the terms of our common stock that may be important to you.

GENERAL

     Under our articles of incorporation, we are authorized to issue a total of 150,000,000 shares of common stock. As of September 30, 2000, we had issued and outstanding 31,218,057 shares of our common stock held by approximately 2,800 shareholders of record. All outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol "IRT."

DIVIDENDS

     Holders of our common stock are entitled to participate equally in dividends when our board of directors declares dividends on our common stock out of legally available funds. The rights of the holders of our common stock are subject to the preferences of holders of any preferred stock that we may from time to time issue.

VOTING RIGHTS

     Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of preferred stock that we may from time to time issue, holders of our common stock hold the sole voting power. Each holder of common stock is entitled to cast one vote for each share held on all matters voted on by our shareholders. We presently do not permit cumulative voting for the election of members of the board of directors. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present, whether in person or by proxy, except when the meeting involves matters requiring the vote of the holders of a majority of all outstanding shares under Georgia law.

RESTRICTION ON OWNERSHIP/REIT QUALIFICATION

     Our articles of incorporation have provisions which restrict the transfer of shares and authorize our directors to call shares for purchase when necessary so that we can maintain our qualification as a REIT under the tax code. To meet the REIT qualifications, we must have at least 100 shareholders, and five or fewer individuals may not own, directly or indirectly 50%, or more of the value of our outstanding shares. In addition, 95% of our gross annual income must come from qualifying sources, including principally "rents from real property," which excludes any rents received from:

        (1) any tenant which itself owns more than 10% of our shares, or

        (2) any tenant which is more than 10% owned by any individual who owns more than 10% of our shares.

Our articles of incorporation also void any potential transfer of shares which would result in:

        (1) ownership by less than 100 shareholders;

        (2) five or fewer individuals directly or indirectly owning more than 50% of the value of our outstanding shares;

        (3) any tenant owning more than 10% of our shares; or

        (4) any 10% or more owner of a tenant owning more than 10% of our shares.

     Our articles of incorporation provide that, where a transfer of our shares is voided under these provisions, the intended transferee of the shares will be considered to never have held an interest, or will be treated as having acquired the shares on our behalf. If we make a call for purchase of our shares under our articles of incorporation, we will most likely make the purchase from one or more holders of significant blocks of our shares whose concentrated ownership is considered by the directors to threaten our REIT status.

LIQUIDATION AND DISSOLUTION

     In the event of our liquidation, dissolution, or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities, and after payment has been made to the holders of each series of preferred stock in the amount to which they are entitled under the series designations.

SHAREHOLDER PROTECTION RIGHTS AGREEMENT

     The following summary of our shareholder protection rights agreement is not complete and is qualified in its entirety by reference to the rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is part.

     Each share of our common stock includes the right to purchase one additional share of our common stock under the terms of a shareholder protection rights agreement between us and SunTrust Bank, as the rights agent. These rights do not become exercisable or separately transferable until the separation time, which is the close of business on the earlier of:

        (1) the "flip-in date," which is the tenth business day, or an earlier date determined by our board of directors, following our public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our common stock; or

        (2) the tenth business day, or an earlier date determined by our board of directors, after the date on which any person or group of affiliated or associate persons commences a tender or exchange offer, which would result in such person or persons beneficially owning 15% or more of our outstanding common stock.

     Following the separation time, holders of these rights will be entitled to purchase one share of our common stock at an exercise price of $40.00. This exercise price is subject to adjustment in the event of stock splits, stock dividends on our common stock payable in additional shares of our common stock, or subdivisions, consolidations or combinations of our common stock occurring prior to the separation time. If prior to the separation time, we distribute securities or assets in exchange for shares of our common stock, other than regular cash dividends or a dividend paid solely in common stock, whether by dividend, reclassification or otherwise, our board of directors may adjust the exercise price, the number and the nature of the rights as it deems appropriate.

     These rights will expire upon the earlier to occur of:

        (1) the rights being exercised by their holders;

        (2) the rights being redeemed by us; or

        (3) August 31, 2008, unless the rights agreement is extended.

     At a flip-in date, those rights owned by the person or group of persons acquiring beneficial ownership of 15% of more of our outstanding common stock will automatically become void and, subject to the exchange option, which is summarized below, each other right will automatically become a right to buy, for the exercise price, that number of shares of our common stock, or at the discretion of our board of directors, cash, debt or other securities, having a market value equal to twice the exercise price.

     If any person or group of persons acquires beneficial ownership of 15% or more of our outstanding common stock without any intent to acquire or affect control of our company, that acquisition will not be a flip-in date if the acquiring person or group of persons immediately enters into an irrevocable commitment to promptly divest, and then promptly divests, enough shares of our common stock so that their 15% or greater beneficial ownership ceases. After a flip-in date, we may not consolidate or merge with, or sell 50% or more of our assets or earning power to, any person if our board of directors is controlled by the acquiring person, unless we first arrange for each right to become a right to buy, for the exercise price, that number of shares of the common stock of the other party to the proposed consolidation or merger having a market value of twice the exercise price.

     At any time after a flip-in date, and prior to the time a person or group of persons becomes the beneficial owner of more than 50% of our outstanding common stock, our board of directors may elect to exchange all of the outstanding rights for shares of our common stock at an exchange ratio, which is subject to adjustment, of one share of common stock per right. At any time prior to a flip-in date, our board of directors may redeem the rights at a price of $.001 per right, at which point the rights will terminate.

     We may agree with SunTrust to amend the rights agreement in any respect prior to the occurrence of a flip-in date. After a flip-in date, we may not amend the rights agreement in a way that would materially adversely affect the interests of holders of rights generally. Until a right is exercised, the holder of that right will have no rights as a shareholder of our company, including, but not limited to, the right to vote or to receive dividends.

PROVISIONS OF GEORGIA LAW HAVING AN ANTI-TAKEOVER EFFECT

     The following summary concerns applicable provisions of Georgia law that could be viewed as having the effect of discouraging an attempt to obtain control of us, even where some shareholders could find an acquisition desirable. This summary is not complete and is qualified in its entirety by reference to those provisions of Georgia law.

     Under Georgia law, unless a corporation provides differently in its articles of incorporation or by-laws, a merger or share exchange or sale of all or substantially all of the corporation's assets must be approved by a majority of all the votes entitled to be cast, voting as a single voting group. Shareholders of the corporation surviving a merger or share exchange need not approve the merger or share exchange if certain conditions are met. Neither our articles of incorporation nor our by-laws contain a provision which alters the requirements with respect to mergers or share exchanges or a sale of all or substantially all of our assets under Georgia law.

     The Georgia Business Corporation Code allows Georgia corporations to adopt by-laws that restrict certain business combinations with "interested shareholders" and contains fair price requirements that apply to mergers with "interested shareholders." We have elected in an amendment to our by-laws to be covered by these provisions of Georgia law.

     Under Georgia law, once these provisions are adopted, they may be repealed only by the affirmative vote of at least two-thirds of the "continuing directors" and a majority of the votes entitled to be cast by the voting shares, other than the voting shares beneficially owned by an "interested shareholder." An "interested shareholder" is defined as the beneficial owner of 10% or more of the outstanding voting stock or an affiliate who within the past two years of a date in question was a beneficial owner of 10% or more or the outstanding voting stock. A "beneficial owner" is an owner of equity securities that the person, his, her or its associates and affiliates own, have a right to acquire or have a right to vote, directly or indirectly. "Continuing directors" are directors who have served prior to the time the interested shareholder acquired an ownership of 10% or more of the outstanding voting stock and who are unaffiliated with the interested shareholder.

  Combinations with Interested Shareholders

     The business combinations with interested shareholders provision generally prohibits us from entering into certain business combination transactions with any interested shareholder for a five-year period following the time that the shareholder became an interested shareholder. An interested shareholder may engage in a business combination transaction with us within the five-year period only if:

        (1) our board of directors consents to the transaction before the shareholder becomes an interested shareholder or has approved the transaction in which the shareholder became an interested shareholder;

        (2) the interested shareholder becomes the owner of at least 90% of the voting stock outstanding in the transaction in which it became an interested shareholder; or

        (3) after becoming an interested shareholder, the interested shareholder acquires additional shares resulting in the beneficial ownership of at least 90% of the outstanding voting shares, excluding "insider" shares, and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote, excluding from the vote insider shares and voting stock beneficially owned by the interested shareholder.

     "Insider" shares refer to shares owned by:

        (1) our directors or officers, their affiliates or associates;

        (2) our subsidiaries; and

        (3) our employee stock plans under which participants do not have the right to determine confidentially the extent to which shares held under the plans will be tendered in a tender or exchange offer.

  Fair Price Provision

     In addition to any vote required by law or by our articles of incorporation, under the fair price requirements provision, business combinations with an interested shareholder must meet one of the following criteria, which are designed to protect our minority shareholders:

        (1) the transaction must be unanimously approved by our continuing directors, provided that the continuing directors constitute at least three members of our board of directors at the time the transaction is approved;

        (2) the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the voting shares, other than the voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination; or

        (3) the terms of the transaction must meet specified fair price criteria and other tests.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BY-LAWS HAVING AN ANTI-TAKEOVER EFFECT

     The following summary concerns provisions of our articles of incorporation and our by-laws that may make it less likely that our management would be changed or that someone would acquire voting control of us without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that our shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock. This summary is not complete and is qualified in its entirety by reference to those provisions of our articles of incorporation and by-laws which are filed as exhibits to the registration statement of which this prospectus is part.

  Preferred Stock

     Our board of directors can at any time, under our articles of incorporation and without shareholder approval, issue one or more new series of preferred stock. In some cases, our issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares necessary to take control.

  Stock Ownership Limits

     Our articles of incorporation provide that our board of directors is authorized to conduct our business in a manner to maintain eligibility to qualify from time to time at the board's discretion as a real estate investment trust, or "REIT," under the provision of the federal tax code. For us to qualify as a REIT under the tax code, no more than 50% in value of our outstanding shares of common stock may be owned, actually and constructively, by five or fewer individuals, as defined to include certain entities, during the last half of a taxable year other than the first taxable year or during a proportionate part of a shorter taxable year. The common stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year other than the first taxable year or during a proportionate part of a shorter taxable year.

     Because we have elected to be treated as a REIT, our articles of incorporation provide restrictions on the acquisition of common stock that are intended to ensure that we comply with all requirements. To maintain our REIT status, our board of directors has the power to do the following:

        (1) to call for redemption a number of shares sufficient to maintain or bring our direct or indirect stock ownership in conformity with the tax code requirements; or

        (2) to refuse to transfer shares to any person whose acquisition would cause us to violate the tax code requirements.

  Increase in the Number of Directors

     Our by-laws provide that the number of directors may be increased or decreased by amendment of the by-laws either by:

        (1) our board of directors; or

        (2) the affirmative vote of a majority of all shares having voting power.

  Filling Vacancies in the Board of Directors

     Our by-laws provide that any vacancy on our board of directors, including vacancies resulting from any increase in the number of directors, may be filled:

        (1) by a majority of the remaining members of the board though less than a quorum or by the sole remaining director, as the case may be; or

        (2) if no director remains, by the holders of the shares of capital stock who are entitled to vote for the director with respect to which the vacancy is being filled.

  Special Meetings of Shareholders

     Under our by-laws, we must call a special meeting of the shareholders:

        (1) if called by our president or our secretary when directed by the board of directors; or

        (2) if by written request submitted by our shareholders who own at least 25% of our capital stock issued and outstanding and who are entitled to vote at the special meeting.

  Restrictions on Amendments of Our By-Laws

     Amendments to our by-laws may be approved by our board of directors or by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single voting group.

OTHER

     Holders of our common stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class and have no conversion or sinking fund rights.

TRANSFER AGENT

     The transfer agent and registrar for our common stock is SunTrust Bank, located in Atlanta, Georgia.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary describes generally the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the certificate of designations and the applicable prospectus supplement to review and the terms of a particular series of our preferred stock that may be important to you.

GENERAL

     Under our articles of incorporation, our board of directors is authorized, without shareholder action, to authorize the issuance of up to 10,000,000 shares of our preferred stock, in one or more series. For each series of preferred stock, our board of directors may determine the voting powers, which shall generally not exceed one vote per share of preferred stock on any or all matters voted upon our shareholders, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions. As of the date of this prospectus, we have not designated or issued any series of preferred stock.

     The prospectus supplement relating to a particular series of our preferred stock will describe the following specific terms of the series:

        (1) the title, designation, number of shares and stated value of the preferred stock;

        (2) the price at which we will issue the preferred stock;

        (3) the dividend rate, or method of calculating the dividend rate, the payment dates for dividends, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

        (4) whether the preferred stock will be subject to redemption, and the redemption price and other terms and conditions relative to the redemption rights;

        (5) any sinking fund provisions;

        (6) whether shares of the preferred stock will be convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions upon which it may be converted or exchanged;

        (7) whether the shares of the preferred stock are denominated in, or payments may be payable in, a currency or currencies, other than the currency of the United States of America;

        (8) the method by which amounts of the preferred stock may be calculated and any currencies or currency exchange rates, commodity prices, equity indices or other factors relevant to the calculation;

        (9) the place or places where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock; and

        (10) any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

     Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank equally in all respects with each other series.

DIVIDENDS

     Holders of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of legally available funds. The rates and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock ledger on the record dates that are fixed by our board of directors. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination, and the rates may be fixed, variable or both. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

RESTRICTION ON OWNERSHIP

     To safeguard ourself against an inadvertent loss of our REIT status, the preferred stock designation will contain provisions that will restrict the ownership and transfer of the preferred stock. These restrictions will be similar to the provisions restricting ownership of our common stock. The restrictions will be described in the applicable prospectus supplement and will be referenced in a legend included on the applicable preferred stock certificates.

LIQUIDATION RIGHTS

     Unless otherwise stated in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, the holders of each series of our preferred stock will be entitled to receive liquidating distributions out of the assets available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or any other class or series of stock ranking junior to the series of preferred stock. The liquidating distributions will be in the amount stated or determined by the applicable prospectus supplement plus all accrued and unpaid dividends up to the date of distribution for the current period and, if the preferred stock is cumulative, the previous dividend periods.

     If we voluntarily or involuntarily liquidate, dissolve or wind up, and the amounts payable relating to the preferred stock and any other shares of our stock of equal ranking in terms of liquidation rights are not paid in full, then the holders of our preferred stock and other securities will have a right to a ratable portion of our available assets, up to the full amount of liquidation preference that they have. The holders of the preferred stock will not be entitled to any other amounts once they have received the full payments to which they are entitled.

REDEMPTION AND SINKING FUND

     The prospectus supplement related to a series of preferred stock will describe any terms on which the preferred stock may be subject to optional or mandatory redemption, in whole or in part, or may have the benefit of a sinking fund.

VOTING RIGHTS

     Except as indicated in the applicable prospectus supplement, or except as required by Georgia law, we currently expect that holders of our preferred stock will not be entitled to vote. If any voting rights are granted to holders of preferred stock, we presently expect that the holders will be limited to one vote per share of preferred stock for the matters in which they are entitled to vote.

     For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will depend solely on the total number of shares in such series, and not on the aggregate liquidation preference or initial offering price.

     Under Georgia law, holders of each series of preferred stock will be entitled to vote as a class upon any proposed amendment to the articles of incorporation, whether or not the articles of incorporation provide voting rights to that series, if the proposed amendment would:

        (1) increase or decrease the aggregate number of authorized shares of that series;

        (2) effect an exchange or reclassification of all or part of the shares of the series into shares of another series;

        (3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class or series into shares of the series;

        (4) change the designation, rights, preferences or limitations of all or a part of the shares of the series;

        (5) change the shares of all or part of the series into a different number of shares of the same series;

        (6) create a new series having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the series;

        (7) increase the rights, preferences or number of authorized shares of any class or series that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the series;

        (8) limit or deny an existing preemptive right of all or part of the shares of the series;

        (9) cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the series; or

        (10) cancel, redeem or repurchase all or part of the shares of the series.

     Georgia law also provides that shares of a series not otherwise entitled to vote on a merger are entitled to vote on a plan of merger if the plan contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require approval by the holders of shares of that series.

CONVERSION AND EXCHANGE RIGHTS

     The prospectus supplement will indicate any terms on which shares of any series of preferred stock are convertible or exchangeable. The prospectus supplement will describe the securities or rights into which the preferred stock is convertible or exchangeable, and may include other preferred stock, debt securities, common stock, depositary shares or other securities, rights or property, or securities of other issuers, or any combination of our securities, rights and property and the securities of other issuers. The terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the prospectus supplement will state the time and manner of calculating the consideration to be received by the holders the preferred stock.

TRANSFER AGENT AND REGISTRAR

     We will designate the transfer agent, registrar and dividend disbursement agent for the preferred stock in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following summary describes generally some of the important provisions of the depositary shares and depositary receipts that we may issue from time to time, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the provisions described below do not apply to the depositary shares or depositary receipts being offered. The following summary, and any description of depositary shares that may be contained in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the deposit agreement which we will file with the SEC at or prior to the time we issue the depositary shares. You should refer to, and read this summary together with, the deposit agreement and the applicable prospectus supplement to review all of the terms of our depositary shares that may be important to you.

DEPOSITARY SHARES AND DEPOSITARY RECEIPTS

     We may from time to time elect to offer depositary shares, which would be evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary, rather than the full shares of preferred stock. The fraction of a share of preferred stock which each depositary share represents will be described in the applicable prospectus supplement.

     We will deposit the shares of any series of preferred stock represented by depositary shares according to the terms of a deposit agreement, which we will enter into with a bank or trust company that we select as our depositary. The prospectus supplement that relates to a series of depositary shares will include the name and address of the depositary for the depositary shares. Each holder of a depositary share will be entitled to all of the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock that is represented by the depositary share. These rights are subject to the terms of the deposit agreement and may include dividend, voting, conversion or exchange, redemption, and liquidation rights.

     The depositary shares will be evidenced by depositary receipts that are issued according to the terms of the deposit agreement. The depositary will issue the depositary receipts on our behalf immediately following our issuance and delivery of the preferred stock to the depositary. We will provide copies of the form of deposit agreement and depositary receipt upon request.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute to holders of the depositary shares all cash dividends or other cash distributions that it receives which are related to the applicable series of preferred stock. The record holders of the depositary receipts relating to the preferred stock will receive these distributions in proportion to the number of depositary receipts that they own on the relevant record date. These distributions are also subject to the holders' obligations to file certificates and other information with, and to pay charges and expenses to, the depositary. The depositary will distribute only whole U.S. dollars and cents, and will add any fractional cents not distributed to the next sum that it receives for distribution to the record holders of the depositary shares.

     In the event of a non-cash distribution, the depositary will distribute the property that it receives to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is impossible to make the distribution. If the property distribution is not feasible, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     The deposit agreement will also contain provisions relating to how we will make available to the holders of the depositary shares any subscription or similar rights that are available to the holders of the preferred stock.

     If the holders elect to surrender the depositary receipts at the corporate trust office of the depositary, then they will be entitled to receive the number of whole or fractional shares of the series of preferred stock, and any money or property applicable to the depositary shares evidenced by the depositary receipts. The holders of the depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock based on the proportion of preferred stock each depositary share represents, as specified in the applicable prospectus supplement. The holders of preferred stock will not be entitled to receive depositary shares related to the applicable preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares greater than the number of depositary shares that represent the number of shares of preferred stock being withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of preferred stock represented by depositary shares is subject to redemption, we will give to the depositary the funds necessary to effect the redemption. The depositary will then redeem the depositary shares using the proceeds we provided for the preferred stock redemption. The depositary will notify the record holders by mail of the depositary shares to be redeemed. The notice will be made not less than 30, and not more than 60, days prior to the date fixed for redemption and will be sent to the addresses of the holders appearing in the depositary's books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock plus any other amounts per share payable with respect to the preferred stock, multiplied by the fraction of a share of preferred stock that is represented by one depositary share. Whenever we redeem preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If not all of the depositary shares of a series are redeemed, the depositary will select by lot or ratably those depositary shares to be redeemed.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. At that point all rights of the holders of the depositary shares will cease, except the right to receive the money, securities, or other property to which the holder was entitled at the time of redemption.

VOTING THE PREFERRED STOCK

     Upon receiving notice of any meeting at which the holders of a class or series of preferred stock represented by the depositary shares are entitled to vote, the depositary will in turn notify holders of the depositary shares of the meeting. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. On the record date, each record holder of the depositary receipts will instruct the depositary to exercise their voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will vote the number of shares of preferred stock represented by the depositary shares in accordance with the instructions of the record holders of the depositary receipts. We will take all reasonable action to enable the depositary to vote as a holder has instructed. The depositary will not vote the applicable shares of preferred stock if any holder does not instruct the depositary how to vote. If the depositary acts in good faith and without negligence or willful misconduct, the depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote that it makes.

LIQUIDATION PREFERENCE

     In the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference that each share of the related preferred stock receives as described in the prospectus supplement.

CONVERSION OF PREFERRED STOCK

     The depositary shares will not be convertible directly into our common stock or any other of our securities or property, except in connection with exchanges to preserve our status as a REIT. Holders of depositary receipts evidencing convertible preferred stock may surrender the depositary receipts to the depositary with instructions directing us to convert the class or series of preferred stock represented by the related depositary shares into whole shares of common stock, other shares of a class or series of preferred stock or other shares of stock if specified in the prospectus supplement relating to the offering of the depositary shares. When we receive these instructions, and the payment of any applicable fees, we will convert or exchange the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is converting only part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted. We will not issue any fractional shares of our common stock upon conversion, and if a conversion would result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holders of depositary shares at any time. However, if the amendment materially or adversely alters the rights of the holders of depositary receipts, or is materially and adversely inconsistent with the rights of holders of the underlying preferred stock, then the amendment will not be effective unless it has been approved by the holders of at least a majority of the outstanding depositary shares. No amendment will impair the right of any holder of depositary receipts to surrender any depositary receipts, except in order to comply with law and as subject to anticipated exceptions described in the deposit agreement. At the time an amendment to the depositary agreement becomes effective, every holder of outstanding depositary receipts will be considered to have consented and agreed to the amendment and will be bound by the applicable amended deposit agreement if the holder continues to hold the depositary shares.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if:

        (1) termination is necessary to preserve our REIT status; or

        (2) a majority of each class or series of preferred stock subject to the deposit agreement consents to the termination.

Upon consenting to the termination, the depositary will deliver or make available to each holder who surrenders his depositary receipts the number of whole or fractional shares of preferred stock that are represented by the depositary receipts, together with any other property the depositary held with respect to depositary receipts. If the deposit agreement is terminated to preserve our REIT status, we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary receipts on a national securities exchange. The deposit agreement will automatically terminate if:

        (1) we have redeemed all related outstanding depositary shares;

        (2) we have made a final distribution to the holders of depositary receipts in respect of the preferred stock in connection with our liquidation, dissolution or winding up; or

        (3) each share of the related preferred stock has been converted into stock that is not represented by the depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising in connection with the depositary agreement. We will pay the fees and charges of the depositary for the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay all other transfer and other taxes, governmental charges, and fees and charges of the depositary that are not expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by notifying us. In addition, we may at any time remove the depositary. Any resignation or removal will take effect when we appoint a successor depositary and the successor depositary accepts the appointment. We must make the appointment within 60 days after delivery of the notice of resignation or removal, and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

RESTRICTION ON OWNERSHIP

     To safeguard against an inadvertent loss of our REIT status, the deposit agreement or the certificate will contain provisions which restrict the ownership and transfer of depositary shares in a manner similar to the same restrictions on our common stock. The restrictions will be described in the applicable prospectus supplement and will be referenced by a legend included on the applicable depositary receipts.

MISCELLANEOUS

     The depositary will forward all reports and communications we have made to it and which we are required to make or have determined to make to the holders of preferred stock. Neither we nor the depositary will be liable if by law or other circumstances beyond control either of us is prevented from or delayed in performing our obligations under the depositary agreement. The obligations under the depositary agreement will be limited to good faith performance of duties, in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares, gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding related to any depositary shares, depositary receipts or shares of any applicable preferred stock, unless we receive satisfactory indemnity. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons that we believe to be competent and on documents that we believe to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     We may issue either senior or subordinated debt securities. The senior debt securities will be issued under one or more senior indentures between us and SunTrust Bank, as the senior indenture trustee, and the subordinated debt securities will be issued under one or more subordinated indentures between us and SunTrust Bank, as the senior indenture trustee. Except for the subordination provisions included in the subordinated indenture, the provisions of the indentures are substantially the same. Each of the senior and subordinated indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indentures from time to time after we execute them.

     This prospectus summarizes what we believe to be the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of senior and subordinated indentures that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

     When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

     In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the indentures for the definitions of any capitalized terms that we use below but do not describe in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

TERMS

     The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment, to the extent and in the manner described in the subordinated indenture, to the prior payment in full of our senior debt, as described below under the section entitled "-- Subordination." We may, as described in a prospectus supplement, issue debt that is secured by our assets.

     The amount of debt securities we offer under this prospectus will be limited to the amount described on the cover of this prospectus. We may issue the debt securities, from time to time and in one or more series, as our board of directors may establish by resolution, or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities that we have previously issued (Section 301).

     Each of the indentures provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

     You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

        (1) the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities, including junior subordinated;

        (2) the total principal amount of the debt securities and any limit on the total principal amount;

        (3) the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

        (4) the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock, or any of our other securities or property;

        (5) if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

        (6) the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

        (7) the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

        (8) the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

        (9) the place or places where the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture;

        (10) whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

        (11) if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

        (12) the period or periods during which, the price or prices, including any premium or Make-Whole Amount, at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities, at our option, if we have an option;

        (13) any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

        (14) the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

        (15) whether the amount of payment of principal of, and any premium, Make-Whole Amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

        (16) whether the principal of, and any premium, Make-Whole Amount, Additional Amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

        (17) any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

        (18) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

        (19) whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

        (20) the date as of which any temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

        (21) if the debt securities will be issued in definitive form only upon our receipt, or the trustee's receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

        (22) if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

        (23) the extent to which the debt securities are subordinated to other indebtedness;

        (24) any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the applicable indenture;

        (25) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under "-- Discharge, Defeasance and Covenant Defeasance;"

        (26) any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts, as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the Additional Amounts;

        (27) any other covenant or warranty included for the benefit of the debt securities of the series;

        (28) any proposed listing of the debt securities on any securities exchange or market; and

        (29) any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

     The debt securities may provide for less than their entire principal amount to be payable if we accelerate their maturity as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as "original interest discount." Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

     Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination, in the case of debt securities issued in global form, and except as may otherwise be provided by a resolution of our board of directors or in any supplement to the indentures. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture or supplement, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

     The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt. However, there are restrictions on ownership and transfers of our common stock and preferred stock that are designed to preserve our status as a REIT which may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

GUARANTEES

     Debt securities may be issued and unconditionally and irrevocably guaranteed on a senior or subordinated basis by IRT Property Company, IRT Partners or any of our subsidiaries. Any guarantee would cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by our subsidiaries in the prospectus supplement relating to those debt securities.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000 (Section 302).

     Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially SunTrust Bank, 58 Edgewood Avenue, 4th Floor, Atlanta, Georgia 30303. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, and premium or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

     Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

        (1) be paid to the holder at the close of business on a special record date for the payment of defaulted interest, to be determined by the applicable trustee, (Sections 101 and 307); or

        (2) be paid at any time in any other lawful manner, as more fully described in the applicable indenture.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

     If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the applicable trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

     Neither we nor any trustee will be required to do any of the following:

        (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

        (2) issue, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

        (3) exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption or exchange; or

        (4) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

GLOBAL DEBT SECURITIES

     The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depository Trust Company, as depositary. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary's nominee.

     The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants' ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person's ability to own, transfer or pledge interests in a registered global securities.

     So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary's procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that once the depositary receives any payment of principal of, any premium, Make-Whole Amounts, interest or Additional Amount on, a registered global security, the depositary will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

     Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

MERGER, CONSOLIDATION OR SALE

     We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

        (1) we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States which expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

        (2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

        (3) we deliver a certificate, signed by one of our officers, and an opinion of our legal counsel, as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

     This covenant would not apply to any recapitalization transaction, a change of control of our company or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a "put" right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a transaction in which we incur a large amount of additional debt.

CERTAIN COVENANTS

  Existence

     Except as permitted under the section entitled "-- Merger, Consolidation or Sale" above, we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect. We will not, however, be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities (Section 1005).

  Maintenance of Properties

     We will cause all of our material properties used or useful in the conduct of our business, or the business of any of our subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements and improvements of those properties, as we in our judgment believe is necessary to properly carry on the business related to those properties. We will not, however, be prevented from selling or otherwise disposing of our properties, or the properties of our subsidiaries, in the ordinary course of business (Section 1006).

  Insurance

     We and each of our subsidiaries must keep all of our insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility (Section 1007).

  Payment of Taxes and Other Claims

     We will pay or discharge, or cause to be paid or discharged, before they become delinquent, the following:

        (1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries, or upon the income, profits or property of us or of any of our subsidiaries, and

        (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

     We will not, however, be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings (Section 1008).

  Provision of Financial Information

     Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we are or would have been required to file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d):

        (1) file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act; and

        (2) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities (Section
            1009).

  Waiver of Certain Covenants

     We may choose not to comply with any term, provision or condition of the foregoing covenants, or with any other term, provision or condition with respect to the debt securities of a series if, before or after the time for compliance, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive the compliance in that particular instance or in general waive compliance with that covenant or condition. This does not apply to any terms, provisions or conditions that, by their terms, cannot be amended without the consent of all holders of debt securities of the series. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of any term, provision or condition will remain in full force and effect. (Section
1012).

  Additional Covenants

     Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Except as otherwise provided in the applicable prospectus supplement, the following events are "events of default" with respect to any series of debt securities that we may issue under the indentures:

        (1) we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

        (2) we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

        (3) we fail to make any sinking fund payment as required for any debt security of that series;

        (4) we breach or fail to perform any covenant contained in the indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the same indenture, and our breach or failure to perform continues for 60 days after we have received written notice of our breach or failure to perform;

        (5) we default under a bond, debenture, note, mortgage or instrument or other evidence of indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed, that has a principal amount outstanding of $10,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to us in accordance with the indenture;

        (6) the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our important subsidiaries, or for all or substantially all of our properties or the properties of our important subsidiaries; and

        (7) any other event of default described in the applicable prospectus supplement and indenture (Section 501).

     If there is a continuing event of default with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or Make-Whole Amount on the debt securities of that series. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and its consequences if:

        (1) we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest, and Additional Amounts on, the applicable debt securities, plus fees, expenses, disbursements and advances of the applicable trustee; and

        (2) all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or interest, with respect to the applicable debt securities have been cured or waived as provided in the applicable indenture (Section 502).

     Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving:

        (1) our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

        (2) a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section
            513).

     The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

        (1) our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

        (2) any sinking fund installment for any debt securities of that series, if the responsible officers of the trustee consider it to be in the interest of the holders of the debt securities of that series (Section 601).

     Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities at their respective due dates (Section 508).

     Subject to provisions in each indenture relating to the trustee's duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

     Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating that officer's knowledge of our compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1010).

MODIFICATION OF THE INDENTURES

     The holders of not less than a majority in principal amount of all outstanding debt securities issued under an indenture must consent to any modifications and amendments of the indenture. However, no modification or amendment may, without the consent of the holder of the debt securities affected, do any of the following:

        (1) change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

        (2) reduce the principal amount of, or the rate or amount of interest on, any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any debt security;

        (3) reduce the amount of principal of an original issue discount security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

        (4) change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest, or Additional Amounts on, any debt security;

        (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

        (6) reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with provisions of the indenture or defaults and consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture; or

        (7) modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

     The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1012). We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

        (1) to evidence the succession of another person to us as obligor under the indenture;

        (2) to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

        (3) to add events of default for the benefit of the holders of all or any series of debt securities;

        (4) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

        (5) to add, change or eliminate any provisions of an indenture, provided that any addition, change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the change which are entitled to the benefit of the applicable provision;

        (6) to secure the debt securities;

        (7) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

        (8) to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

        (9) to cure any ambiguity, defect or inconsistency in an indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under that indenture;

        (10) to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act; or

        (11) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

SUBORDINATION

     Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following provisions will apply to subordinated debt securities. Any section references discussed below refer to provisions in the subordinated indenture.

     Upon any distribution to our creditors in the case of a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of, and any interest and premium on, the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture, in right of payment to the prior payment in full of all senior debt (Sections 1701 and 1702). Our obligation to make payment of the principal of, and interest on, the subordinated securities will not otherwise be affected (Section 1708).

        We may not make payments of principal, interest or premium on the subordinated debt securities at any time that:

        (1) we are in default on any payment with respect to our senior debt;

        (2) we are in default with respect to any senior debt, which results in the acceleration of the maturity of the senior debt; or

        (3) there is a judicial proceeding pending with respect to any such default and we receive notice of the default (Section 1703).

     We may resume payments on the subordinated debt securities when the default is cured or waived, if the subordination provisions of the subordinated indenture otherwise permit payment at that time (Section 1703). After we have paid all of our senior debt in full, holders of our subordinated debt securities will still be subrogated to the rights of holders of our senior debt to the extent that payments otherwise payable to holders of our subordinated debt securities have been made to holders of senior debt, until we pay all of our subordinated debt securities in full (Section 1707). Because of this subordination, in the event that we distribute our assets upon insolvency, some of our general creditors may recover more on a proportionate basis than holders of the subordinated debt securities.

     There is no limit on the amount of senior debt that we may incur. At December 31, 1999, we had a total of approximately $125 million of senior debt outstanding. There are no restrictions in the subordinated indenture upon the creation of additional senior debt or other indebtedness.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless the terms of a series of debt securities provide otherwise, under each indenture, we may discharge some of our obligations to holders of any series of debt securities that:

        (1) have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

        (2) are scheduled for redemption within one year.

     We can discharge these obligations by irrevocably depositing with the applicable trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities, including principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section
401).

     In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

        (1) to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section
            1402):

           - pay any Additional Amounts upon the occurrence of several particular tax and other events;

           - register the transfer or exchange of the debt securities;

           - replace temporary or mutilated, destroyed, lost or stolen debt securities;

           - maintain an office or agency for the debt securities; and

           - hold monies for payment in trust; or

        (2) to be released from our obligations with respect to the debt securities under sections of the indenture described under "-- Certain Covenants" or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

     If we choose to be released from our obligations under the covenants, our failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the applicable trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in government obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

     We may defease and discharge our obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that:

        (1) the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

        (2) in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture (Section 1404);

     Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

        (1) the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

        (2) a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made;

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt security as they become due, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate (Section 1405).

     Unless otherwise provided in the applicable prospectus supplement, a "conversion event" means the cessation of use of:

        (1) a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions, by a central bank or other public institutions of or within the international banking community;

        (2) the European Community, both within the European Monetary System and, for the settlement of transactions, by the public in situations involving the European Community; or

        (3) any currency for the purposes for which it was established (Section
            101).

     Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

     In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

        (1) the event of default described in clause (4) under the first paragraph of "-- Events of Default, Notice and Waiver," which would no longer be applicable to the debt securities of that series (Sections 1004 to 1009); or

        (2) the event of default described in clause (7) under "-- Events of Default, Notice and Waiver" with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

CONVERSION AND EXCHANGE RIGHTS

     The terms on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock or other securities or property will be described in the applicable prospectus supplement. These terms will include:

        (1) the conversion or exchange price, or the manner of calculating the price;

        (2) the exchange or conversion period;

        (3) whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

        (4) any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our status as a REIT; and

        (5) the means of calculating the number of shares of our common stock, preferred stock or other securities or property to be received by the holders of debt securities.

     The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

GOVERNING LAW

     The indentures are governed by and shall be construed in accordance with the laws of the State of Georgia.

REDEMPTION OF DEBT SECURITIES

     We may opt at any time to partially or entirely redeem the debt securities. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

     From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

                            DESCRIPTION OF WARRANTS

     The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our preferred stock that may be important to you.

     We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

     The applicable prospectus supplement will describe the terms of any warrants, including the following:

        (1) the title of the warrants;

        (2) the total number of warrants;

        (3) the price or prices at which the warrants will be issued and sold;

        (4) the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

        (5) the designation and terms of the securities purchasable upon exercise of the warrants;

        (6) the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased;

        (7) the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

        (8) whether the warrants will be issued in registered form or bearer form;

        (9) if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

        (10) if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

        (11) information with respect to book-entry procedures, if any;

        (12) if applicable, a summary of the United States federal income tax considerations; and

        (13) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants, including restrictions directed at maintaining our REIT status.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                              APPLICABLE TO REITS

     The following is a general summary of material federal income tax considerations applicable to us and our security holders and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular shareholder or security holder in view of any person's particular circumstances nor is it intended to represent a detailed description of the federal income tax consequences applicable to shareholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions and securities broker-dealers.

     You are urged to consult your own tax advisor regarding the federal, state, local, foreign and other tax consequences to you of the purchase, ownership and sale of our securities, and our election to be taxed as a REIT.

GENERAL

     Since our inception, we have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, or the "Code." We believe that we have operated at all times in a manner to qualify for taxation as a REIT under the Code. We intend to continue to qualify as REIT, but we can provide no assurance that our actual operations will satisfy such requirements under the Code.

     The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its security holders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the Internal Revenue Service ("IRS") with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

FEDERAL INCOME TAXATION

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal "double taxation" on earnings (once at the corporate level when earned and once again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

     - We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

     - We may be subject to the "alternative minimum tax" as a consequence of our items of tax preference under certain circumstances.

     - If we have net income from "foreclosure property" held primarily for sale to customers in the ordinary course of business, including income from the sale or other disposition of such property, we will be subject to tax at the highest corporate rate on such income to the extent that it does not constitute qualifying income for purposes of the 75% income test (discussed below).

     - If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a 100% tax on such income.

     - If we fail to satisfy either the 75% or 95% gross income test (discussed below), but have nonetheless maintained our qualification as a REIT because certain other safe harbor requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail either the 75% or 95% test multiplied by a fraction intended to reflect our profitability.

     - If we fail to distribute each year at least the sum of:

        (1) 85% of our ordinary income for such year;

        (2) 95% of our capital gain net income for such year; and

        (3) any undistributed taxable income from prior periods,

      then we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

     - If we acquire any asset from a corporation generally subject to full corporate-level tax in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the 10 years beginning on the date on which we acquired the asset, then to the extent of the excess of (1) the fair market value of the asset at the time we acquired it over (2) our adjusted basis in the asset at the time we acquired it, we will be subject to tax at the highest regular corporate rate, pursuant to the IRS' "built-in gain rules."

REQUIREMENTS FOR QUALIFICATION AS A REIT

     To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

ORGANIZATIONAL REQUIREMENTS

     The Code defines a REIT as a corporation, trust or association that:

        (1) is managed by one or more trustees or directors;

        (2) uses transferable shares or transferable certificates to evidence beneficial ownership;

        (3) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

        (4) is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

        (5) has at least 100 persons as beneficial owners;

        (6) during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of the outstanding stock is owned, directly or indirectly, by five or fewer shareholders;

        (7) files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

        (8) satisfies the 95% and 75% income assets and the 75%, 25%, 20%, 10% and 5% asset tests, all of which are described below.

     The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (5), certain pension funds and other tax-exempt entities are treated as persons. For purposes of condition (6), on the other hand, the beneficiaries of a pension or profit-sharing trust under
Section 401(a) of the Code are treated as REIT shareholders. In addition, our Articles of Incorporation currently include certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that a REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of satisfying the REIT criteria of Section 856 of the Code, including the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRT Partners will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, IRT Partners' proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of IRT Partners for purposes of applying and meeting the various REIT requirements.

INCOME TESTS

  Gross Income Requirements

     To maintain our qualification as a REIT, we must meet two gross income requirements annually:

     - We must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including "rents from real property" and, in certain circumstances, interest).

     - We must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence or from dividends, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

  Rents from Real Property

     Rents we receive or that we are deemed to receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     - The amount of rent must not be based in whole or in part on the income or profits of any person, but can be based on a fixed percentage of gross receipts or gross sales.

     - "Rents from real property" generally excludes any amount received directly or indirectly from any corporation in which we own 10% or more of the total combined voting power of all classes of voting stock or 10% or more of the total number of shares of all classes of stock and from any other person in which we own an interest of 10% or more in the assets or net profits of such person, except for limited circumstances relating to "taxable REIT subsidiaries."

     - Rent attributable to personal property is generally excluded from "rents from real property," except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease.

     - Amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute "rents from real property," unless such services are customarily provided in the geographic area. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor. In the event that an independent contractor provides such services, the REIT must adequately compensate any such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its shareholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income will not cease to qualify as "rents from real property" merely because we perform a de minimis amount of services to tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis, if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

     We do not charge rent based upon the income or profits of any person, although we do charge rents based on the fixed percentages of gross receipts or sales, which are permitted within the first exception. We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

     Fees to perform property management services for property that we do not own will not qualify under the 75% or the 95% gross income tests.

     If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year, if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if:

     - our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the nature and amount of each item of income to our federal income tax return; and

     - the inclusion of any incorrect information on such schedule is not due to fraud with the intent to evade tax.

     We, however, cannot assure that we would be entitled to the benefit of this relief provision in all circumstances. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Taxation," even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

ASSET TESTS

     At the close of each quarter of our taxable year, we also must satisfy various tests relating to the nature and diversification of our assets:

     - At least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities.

     - Not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test).

     - Not more than 20% of the value of our total assets may consist of securities of one or more taxable REIT subsidiaries.

     - Not more than 5% of the value of our total assets may consist of securities of any one issuer (other than securities of taxable REIT subsidiaries or those securities includible in the 75% asset test).

     - Not more than 10% of the total voting power of the outstanding securities of any one issuer may be held by us (other than securities of taxable REIT subsidiaries or those securities includible under the 75% asset test).

     - Not more than 10% of the total value of the securities of any one issuer may be held by us (other than securities of taxable REIT subsidiaries or those securities includible under the 75% asset test).

     After initially meeting the asset tests at the close of each quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in the market values of our assets. If we fail to satisfy the asset tests because of an acquisition of securities or other property during a quarter, we may have under certain circumstances the opportunity to cure the failure by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. We also will take any other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

ANNUAL DISTRIBUTION REQUIREMENTS

     To qualify for taxation as a REIT, we must distribute annually (other than capital gain distributions) to our shareholders an amount at least equal to:

        (a) the sum of:

           (1) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain), and

           (2) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property,

     minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year's distribution requirement if one of the following two sets of criteria are satisfied:

        (1) the dividends were declared in October, November, or December, the dividends were payable to shareholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or

        (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

Even if we satisfy this annual distribution requirement, we will be subject to tax at regular capital gains or ordinary corporate tax rates to the extent that we do not distribute all of our net capital gain or "REIT taxable income," if and as adjusted.

     We also must distribute during each calendar year at least the sum of:

        (1) 85% of our ordinary income for that year,

        (2) 95% of our capital gain net income for that year, and

        (3) any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     If we dispose of any asset, which is subject to the built-in gain rules, during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 95% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. IRT Partners' Partnership Agreement authorizes us, as general partner, to take such actions as may be necessary to distribute to its Partners an amount sufficient to meet these federal income tax distribution requirements.

     We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 95% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

     In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 95% annual distribution requirement by paying "deficiency dividends" to our shareholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

EARNINGS AND PROFITS

     Throughout the remainder of this discussion, we frequently refer to "earnings and profits." Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an "earnings and profits" account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered first a return of capital, and then capital gain.

FAILURE TO QUALIFY

     If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, except that, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

RECENT LEGISLATION

     The Tax Relief Extension Act of 1999, or the "Act," which was enacted on December 17, 1999 and is sometimes referred to as the "REIT Modernization Act," included several amendments to the Code that became effective for taxable years beginning after December 31, 2000, and which may affect us. One such amendment affects so-called "taxable REIT subsidiaries." REITs are now prohibited from owning more than 10% of the total voting power or total value of the outstanding securities of a single issuer other than a "taxable REIT subsidiary". That limitation will not apply with respect to IRT's ownership of IRT Capital Corporation or IRT Capital Corporation II because the amendment does not, with certain exceptions, apply to securities held by REITs on July 12, 1999, unless the issuer of the securities subsequently engages in a substantial new line of business or acquires any substantial new assets.

     Taxable REIT subsidiaries are taxed as regular corporations, and can now engage in a broad variety of customary and non-customary services to our tenants without violating the de minimis test that could otherwise disqualify such tenants' rental payments as "rents from real property" for purposes of the REIT gross income tests. Dividends paid to REITs from their taxable REIT subsidiaries qualify for purposes of the 95% gross income test, but not for the 75% of gross income test applicable to REITs, generally. We are presently in the process of liquidating IRT Capital Corporation, and we intend to convert IRT Capital Corporation II to a taxable REIT subsidiary during 2001, subject to the absence of any state tax laws that cause this to have a material adverse effect on us. In any event, no more than 20% of the value of our assets will be able to be represented by securities of "taxable REIT subsidiaries."

     The Act also reduced the distributions that REITs are required to make to their shareholders from 95% of REIT taxable income and net income from foreclosures to 90%. Although this change may permit us greater flexibility in retaining funds to finance our operations, this is not expected to have a material effect on our dividend policies. Our board of directors establishes and declares dividends on its common stock primarily based upon factors other than the federal income tax requirements, including expected available earnings, cash and financing needs, with a view to consistency and long term growth of the dividend.

TAXATION OF U.S. HOLDERS

     A "U.S. Holder" is a holder of our common stock, preferred stock or other securities that, for federal income tax purposes:

     - is a citizen or resident of the United States;

     - is a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or of any of its political subdivisions;

     - is an estate the income of which is subject to federal income taxation regardless of its source; or

     - is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Holders will be taxed as set forth below.

TAXATION OF U.S. SHAREHOLDERS

  Dividend Distributions Generally

     Distributions to U.S. Holders holding common or preferred stock (collectively, the "U.S. Shareholders"), other than capital gain dividends, will constitute dividends up to the amount of our positive current or accumulated earnings and profits and, to that extent, will be taxable to U.S. Shareholders as ordinary income. Because a REIT is not subject to tax on income distributed to its shareholders, the distributions made to corporate shareholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder's shares of stock, and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November, or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by our shareholders on December 31 of the year, provided we actually pay the dividends during January of the following calendar year. U.S. Shareholders are not allowed to include any of our loses on their own federal income tax returns.

     We will be deemed to have sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "-- Federal Income Taxation" above.

  Capital Gain Distributions

     Distributions to U.S. Shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held the stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

     We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Shareholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Shareholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Shareholders' shares will be increased in an amount equal to the difference between the undistributed long-term capital gain and the amount of tax paid by us that is included in such shareholders' long-term capital gains.

     As a result of changes made to the capital gains rates by the Taxpayer Relief Act of 1997 ("Taxpayer Relief Act"), the IRS issued Notice 97-64 outlining when a REIT may designate its dividends as capital gain dividends. This Notice is effective until Treasury Regulations are issued. When a REIT designates a distribution as a capital gain dividend, for purposes of the annual distribution requirement, the REIT also may designate such dividend as a 20% rate gain distribution or as unrecaptured Section 1250 gain distribution. These additional designations by the REIT are effective only to the extent that they do not exceed certain limitations. For example, the maximum amount of each distribution that can be classified as a particular type of distribution must be calculated in accordance with the Code and the IRS Notice. The additional 28% tax rate group identified by IRS Notice 97-64 has effectively been eliminated by the Internal Revenue Restructuring Act of 1998 (the "IRS Restructuring Act").

  Certain Dispositions of Shares

     In general, you will realize capital gain or loss on the disposition of stock equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that you held for less than six months (after applying certain holding company rules) will be treated as a long-term capital loss to the extent of any capital gain dividend received by the selling U.S. Shareholder from those shares.

     As a result of the Taxpayer Relief Act and the IRS Restructuring Act, the maximum rate of tax on net capital gains on individuals, trusts and estates from the sale or exchange of assets held for more than one year has been reduced to 20%, and such maximum rate is further reduced to 18% for assets acquired after December 31, 2000, and held for more than five years. For 15% bracket taxpayers, the maximum rate on net capital gains is reduced to 10%, and such maximum rate is further reduced to 8% for assets sold after December 31, 2000 and held for more than five years. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation with respect to such property. Long-term capital gain that we allocate to U.S. Shareholders will be subject to the 25% rate to the extent that the gain does not exceed depreciation on real property that we sold. The taxation of capital gains of corporations was not changed by the Taxpayer Relief Act or the IRS Restructuring Act.

  Passive Activity Loss and Investment Interest Limitations

     You may not treat distributions we make to you or any gain from disposing of our stock as passive activity income. Therefore, you will not be able to apply any "passive losses" against such income. Dividends we pay, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

  Treatment of Tax-Exempt Shareholders

     Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute "unrelated business taxable income" ("UBTI") unless the shareholder has borrowed to acquire or carry our stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-controlled REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. The restrictions on ownership of stock in our Articles of Incorporation generally will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing common stock.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

     The rules governing United States income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. Shareholders") are complex. We intend the following discussion to be only a summary of these rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the effects of federal, state, local and foreign tax laws on an investment in our securities, including any reporting requirements.

  Taxation of Dividends if Effectively Connected with a U.S. Trade or Business

     In general, Non-U.S. Shareholders will be subject to regular United States federal income tax with respect to their investment in us if the income from such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to an additional 30% "branch profits tax" unless an applicable treaty provides a lower rate or an exemption. Certain certification requirements must be met in order for effectively connected income to be exempt from withholding. The following discussion will apply to Non-U.S. Shareholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected).

  Distributions on Stock Not Attributable to Gain from the Sale or Exchange of a U.S. Real Property Interest

     Distributions on our stock that are not attributable to gain from the sale or exchange by us of a "United States real property interest" and that we do not designate as capital gain dividends (and are not deemed distributions of retained capital gains) will be treated as an ordinary income dividend to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Distributions in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. Shareholder's basis in its stock (but not below zero), and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of securities.

  Distributions Attributable to Gain from the Sale or Exchange of a U.S. Real Property Interest

     Dividend distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, such distributions are taxed to a

Non-U.S. Shareholder as if the distributions were gains that were "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. Shareholder will be taxed at the normal capital gain rates applicable to a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions that are taxable under FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax under an income tax treaty.

  Withholding Obligations

     Unless a reduced rate of withholding applies under an applicable tax treaty, we generally will withhold 30% of all distributions out of current or accumulated earnings and profits, subject to application of the FIRPTA withholding rules for distributions attributable to sales of United States real property interests discussed below. In addition, we are required to withhold 10% of any distribution in excess of our current or accumulated earnings and profits. Because we generally cannot determine at the time a distribution is made whether or not it will be in excess of our earnings and profits, we expect to withhold 30% of the entire amount of any distribution (other than distributions subject to 35% withholding discussed below). A Non-U.S. Shareholder generally will be entitled to a tax refund to the extent the amount of tax withheld from distributions to such Non-U.S. Shareholder exceeds its actual U.S. tax liability.

     We are required to withhold 35% of any distribution that is designated as a capital gain dividend or that could have been designated as a capital gain dividend. If we designate previously made distributions as capital gain dividends, we are required to treat an equivalent amount of subsequent distributions as capital gain dividends for purposes of this withholding requirement.

     Under regulations that are currently in effect, dividends paid to an address in a country that has an income tax treaty with the United States generally are presumed to be paid to a resident of such country for purposes of determining whether tax treaty benefits are available. New regulations have been adopted, however, that would require a Non-U.S. Shareholder to satisfy certain certification and other requirements. Such regulations generally will apply to distributions made after December 31, 2000.

  Sales of our Stock by a Non-U.S. Shareholder

     Unless our stock constitutes a "United States real property interest" within the meaning of FIRPTA, a sale of stock by a Non-U.S. Shareholder generally will not be subject to federal income taxation. Our stock will not constitute a United States real property interest if we are a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which at all times during a specified testing period Non-U.S. Shareholders held, directly or indirectly, less than 50% in value of the REIT's shares. We anticipate that we will be a domestically controlled REIT and, therefore, that a sale of stock will not be subject to taxation under FIRPTA. However, because the stock will be publicly traded, we cannot give assurance that we will continue to be a domestically controlled REIT. If we were not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of our stock would be subject to tax under FIRPTA as a sale of a United States real property interest unless the stock was "regularly traded" on an established securities market (such as the New York Stock Exchange where our stock is listed) and the seller owned no more than 5% of the applicable class of stock throughout the applicable testing period. If the gain on the sale of stock were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals). Notwithstanding the foregoing, capital gains not subject to FIRPTA will be taxable to a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and if certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     A purchaser of stock from a Non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if our stock is "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, a purchaser of stock from a Non-U.S. Shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Our stock is currently a "regularly traded" security on the New York Stock Exchange. We believe that we qualify under both the "regularly traded" and the domestically controlled REIT exceptions to withholding, but cannot provide any assurance to that effect.

     Upon the death of a nonresident alien individual, such individual's stock will be treated as part of such individual's U.S. estate for purposes of the United States estate tax, except as may be otherwise provided in an applicable estate tax treaty.

TAXATION OF HOLDERS OF SECURITIES OTHER THAN STOCK

     In addition to issuing common and preferred stock, we may from time to time issue other forms of securities, such as notes, subordinated notes, or warrants. The tax consequences of these investments in some respects follow that of common and preferred stock, discussed above, and in other respects are different.

     Interest payable on notes will be includible in the income of a U.S. Holder in accordance with such U.S. Holder's regular methods of accounting. If a note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the note. Such gain or loss will be capital gain or loss, provided that the U.S. Holder has held the note as a capital asset and will be long term if the Holder has held the note for more than one year at the time of the disposition. The character of income generated with respect to an investment in notes issued by us is not affected by our REIT status.

     An investment in notes by a non-U.S. Holder generally will not give rise to U.S. federal income tax if the interest received or any gain recognized on the sale, redemption or other dispositions of the notes by such non-U.S. Holder is not treated as "effectively connected" with the conduct of such U.S. Holder's U.S. trade or business, as discussed above. Like gains with respect to stock investments in us, the case of gains derived by an individual present in the United States for 183 days or more during the taxable year and satisfying other conditions will be subject to a 30% tax on his or her U.S. source capital gains.

     Generally, an investor in our warrants will not recognize gain or loss upon their exercise and the conversion of his investment to our stock. Thereafter, as one of our stockholders, such an investor will have a basis in his stock equal to the sum of the amount invested in the warrant plus any amount paid in connection with exercise of the warrant. Following conversion to a stockholder, such an investor will be taxed in the same manner as other stockholders, as discussed in detail above. If an investor chooses to sell or otherwise dispose of warrants prior to a conversion of its investment to stock, such holder generally will be treated in the same manner as discussed above regarding investors in notes.

     The exact tax consequences of investing in any particular form of note, subordinated note, or warrant can vary significantly based on the exact terms of such a security. The tax consequences of any particular security we may decide to issue will be addressed in detail in a prospectus supplement.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     Under certain circumstances, U.S. Holders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our securities. Backup withholding will apply only if:

     - the payee fails to furnish his or her taxpayer identification number (which, for an individual, is his or her Social Security Number) to the payor as required;

     - the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

     - the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee's return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

     - the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

     In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Holders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

     Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's federal income tax liability.

     Additional issues may arise pertaining to information reporting and backup withholding for non-U.S. Holders. For example, on October 7, 1997, the Treasury Department issued regulations that make certain modifications to the withholding, backup withholding and information reporting rules, which also apply generally to payments made to foreign persons after December 31, 2000. Non-U.S. Holders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

TAX ASPECTS OF THE IRT PARTNERSHIP

  General

     A substantial amount (approximately 23.4% of our total assets at December 31, 2000) of our investments are held through IRT Partners. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of IRT Partners' income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we include our proportionate share of assets held by IRT Partners in the REIT asset tests.

  Tax Allocation with Respect to Our Properties

     When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner's adjusted basis in the property rather than the fair market value of the property at the time of contribution. Code Section 704(c) requires allocation of income, gain, loss and deduction attributable to such contributed property in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

     When IRT Partners was formed there were contributions of appreciated property, and in the future there maybe additional contributions of real property. Consequently, our partnership agreement requires tax allocations to be made in a manner consistent with Section 704(c) of the Code.

     In general, partners who have contributed their interests in properties to IRT Partners (the "Contributing Partners") will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be allocated if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a book-tax difference, all taxable income attributable to such book-tax difference generally will be allocated to the contributing partners and IRT Property Company generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the book-tax difference over the life of IRT Partners. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of IRT Partners may cause the company to be allocated lower depreciation and other deductions and cause contributing partners to be allocated less taxable income. As a result, IRT Property Company could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements and contributing partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See "-- Annual Distribution Requirements."

     With respect to any property purchased by IRT Partners, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

  Basis in Interest

     Our adjusted tax basis in our interest in IRT Partners generally will be:

     - equal to the amount of cash and the basis of any other property that we contributed to IRT Partners;

     - increased by:

      (1) our allocable share of IRT Partners' income; and

      (2) our allocable share of indebtedness of IRT Partners;

     - reduced, but not below zero, by our allocable share of:

      (1) losses suffered by IRT Partners;

      (2) the amount of cash distributed to IRT Property Company; and

      (3) constructive distributions resulting from a reduction in our share of indebtedness of IRT Partners.

     If the allocation of IRT Property Company's distributive share of IRT Partners' loss exceeds the adjusted tax basis of its partnership interest in IRT Partners, the recognition of such excess loss will be deferred until such time and to the extent that it has an adjusted tax basis in our partnership interest. To the extent that IRT Partners' distributions, or any decrease in our share of the indebtedness of IRT Partners (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to IRT Property Company. Such taxable income normally will be characterized as a capital gain if the interest in IRT Partners has been held for longer than one year, subject to reduced tax rates described above. Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

  Sale of IRT Partners' Properties

     Our share of gain realized by IRT Partners on the sale of any property held by IRT Partners as inventory or other property held primarily for sale to customers in the ordinary course of IRT Partners' trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of IRT Partners' trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. IRT Partners intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties (and other properties) and to make such occasional sales of the properties, including peripheral land, as are consistent with IRT Partners' investment objectives.

STATE AND LOCAL TAX

     We may be subject to state and local tax in various states and localities. Our shareholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our security holders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our securities, you should consult your own tax advisor regarding the effect to you of state and local tax laws on an investment in our securities.

                              PLAN OF DISTRIBUTION

     We may from time to time offer and sell the securities described in this prospectus directly to purchasers, or to or through underwriters, dealers or designated agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable supplement to this prospectus. We may sell the securities:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We also may authorize underwriters acting as our agents to offer and sell the securities upon terms and conditions that will be described in the applicable prospectus supplement.

     If we use underwriters to assist us in the offer and sale of the securities, the underwriters may act as our agents, and we may pay the underwriters in the form of discounts, concessions or commissions. These underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any persons whom we use to assist us in the offer and sale of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us or from their resale of the securities may be deemed to be underwriting discounts and commissions under the securities laws. We will identify any underwriter or agent that we use, as well as any compensation that these underwriters or agents will receive from us or otherwise, in the applicable prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, the securities will be a "new issue" with no established trading market, other than our common stock which is listed on the New York Stock Exchange, or the "NYSE." If we sell common stock under this prospectus and the related supplement, the common stock will be listed on the NYSE, subject to our giving official notice to the NYSE of our sale of additional shares of common stock. We may elect to list any of the other securities on a securities exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but no underwriter will be obligated to do so. If any underwriter does make a market in series of the securities, that underwriter may discontinue its market-making activities at any time without notice to us or to you.

     If we use dealers to assist us in the offer and sale of the securities we will likely sell the securities to those dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. We will include the names of the dealers and the terms of any transactions involving the dealers in the applicable prospectus supplement.

     We may enter into agreements with underwriters, dealers and agents who agree to assist us in the offer and sale of the securities. Under these agreements, we may agree to indemnify the underwriters, dealers and agents against certain liabilities, including liabilities under the securities laws, and we also may agree to contribution relating to any payments that the underwriters, dealers or agents may be required to make under the securities or other laws.

     Any underwriters, dealers or agents that assist us in the offer and sale of the securities may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality and validity of the securities offered by this prospectus, as well as certain federal income tax matters, will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

                                    EXPERTS

     The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.